--------------------------------------------------------------------------------

                            PACIFIC CORPORATE CENTER

                                  OFFICE LEASE

                                    BETWEEN

                                  TIPAC-I, LP,
                       A CALIFORNIA LIMITED PARTNERSHIP

                                   (LANDLORD)

                                      AND

                                 CAYENTA, INC.,
                             A DELAWARE CORPORATION

                                    (TENANT)

                             DATE: JANUARY 14, 2000

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

               SUBJECT MATTER                                          PAGE
Article 1      PROJECT, BUILDINGS, AND PREMISES                            1
Article 2      SUBSTITUTION OF OTHER PREMISES                              2
Article 3      LEASE TERM                                                  2
Article 4      BASIC RENT                                                  3
Article 5      ADDITIONAL RENT                                             4
Article 6      SECURITY DEPOSIT                                            7
Article 7      USE                                                         7
Article 8      COMPLIANCE WITH LAWS                                        8
Article 9      HAZARDOUS MATERIAL                                          8
Article 10     UTILITIES AND SERVICES                                      9
Article 11     REPAIRS AND MAINTENANCE                                     10
Article 12     ALTERATIONS AND ADDITIONS                                   11
Article 13     COVENANT AGAINST LIENS                                      12
Article 14     EXCULPATION, INDEMNIFICATION, AND INSURANCE                 12
Article 15     DAMAGE AND DESTRUCTION                                      15
Article 16     CONDEMNATION                                                16
Article 17     ASSIGNMENT AND SUBLEASING                                   18
Article 18     SURRENDER OF PREMISES                                       20
Article 19     HOLDING OVER                                                20
Article 20     ESTOPPEL CERTIFICATES                                       20
Article 21     SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT               20
Article 22     DEFAULTS AND REMEDIES                                       22
Article 23     LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS            23
Article 24     LATE PAYMENTS                                               23
Article 25     NONWAIVER                                                   23
Article 26     WAIVER OF RIGHT TO JURY TRIAL                               24
Article 27     ATTORNEY FEES AND COSTS                                     24
Article 28     LANDLORD'S ACCESS TO PREMISES                               24
Article 29     SIGNS                                                       24
Article 30     TENANT PARKING                                              25
Article 31     MISCELLANEOUS                                               25

Exhibit A      DIAGRAM OF PREMISES
Exhibit B      SITE PLAN OF PROJECT
Exhibit C      TENANT IMPROVEMENT AGREEMENT
Exhibit D      NOTICE OF BASIC LEASE INFORMATION
Exhibit E      RULES AND REGULATIONS
Exhibit F      ESTOPPEL CERTIFICATE
Exhibit G      GUARANTY OF LEASE

                                     Part I

                       SUMMARY OF BASIC LEASE INFORMATION

The basic terms of this Lease are:

1.   Date of Lease:      January 14, 2000
                   -------------------------------------------------------------
2.   Landlord:           TIPAC-I, LP, a California limited partnership
              ------------------------------------------------------------------
3.   Tenant:             Cayenta, Inc., a Delaware corporation
            --------------------------------------------------------------------
4.   Premises and Building:

     (a)  Building Address (Section 1.1):    5910 Pacific Center Boulevard,
                                             San Diego, CA
                                             -----------------------------------
     (b)  Number of Rentable Square Feet in Building (Section 1.1):   49,704
                                                                   -------------
     (c) Premises (Section 1.1): The entire first floor of the Building (excluding main lobby of the building and elevator shafts) containing approximately 15,191 Rentable Square Feet (14,757 Useable Square Feet) of space, the entire second floor of the Building (excluding elevator shafts) containing approximately 17,255 Rentable Square Feet (16,762 Useable Square Feet) of space, and a portion of the third floor of the Building containing approximately 12,582 Rentable Square Feet (10,467 Useable Square Feet) of space, for a total of 45,028 Rentable Square Feet (41,986 Useable Square Feet) all as depicted on EXHIBITS A-1 THROUGH A-3.

5.   Lease Term:

     (a)  Duration (Section 3.1):  Seven(7)    years and    zero(0)   months:
                                 --------------         --------------
     (b) Lease Commencement Date (Section 3.1): The earlier of (1) the date on which Tenant occupies all or part of the Premises (other than in connection with the construction of the Premises or installation of Tenant's trade fixtures and equipment) and (2) the date on which the Tenant Improvements are Substantially Complete subject to acceleration due to Tenant Delays. The target Lease Commencement Date is
          February 1, 2000;

     (c)  Lease Expiration Date (Section 3.1): The last day of the month in
          which the    Seventh (7TH)  anniversary of the Lease Commencement Date
                   -------------------
          occurs;

     (d) Option term extensions (See Section 3.5): Two(2) options to extend for five (5) years each.

6.   Basic Rent (Section 4.1):

                                                   MONTHLY BASIC RENT PER
          LEASE YEAR     MONTHLY BASIC RENT                RSF/MO.
          ----------     ------------------                -------
               1              $72,044.80                    $1.60
               2              $74,296.20                    $1.65
               3              $76,547.60                    $1.70
               4              $78,799.00                    $1.75
               5              $81,050.40                    $1.80
               6              $83,301.80                    $1.85
               7              $85,553.20                    $1.90

Basic Rent Rebate (Section 4.5):   Sixty-five Thousand Dollars ($65,000.00)
                                ------------------------------------------------
7.   Additional Rent (Article 5):

     (a)  Base Year (Subsection 5.2.1): The calender year of     2000
                                                            --------------------
     (b)  Tenant's Share of Direct Expenses (Subsection 5.2.6):
          Approximately   91%
                       ---------------------------------------------------------
8.   Security Deposit (Section 6.1):    $72,044.80
                                    --------------------------------------------
9.   Permitted Use (Section 7.1):  General office and administrative uses
                                 -----------------------------------------------
     including a data center, call center, and training center
     ---------------------------------------------------------------------------
10. Parking (Section 30.1): Tenant shall be entitled to the use of its Tenant's Share of available parking at the Project based on a ratio of 4 parking spaces per 1,000 Usable Square Feet within the Premises.

                                    Part II

                               LEASE PROVISIONS

                                   Article 1
                        PROJECT, BUILDING, AND PREMISES

        1.1. LEASE OF PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises described in Summary of Basic Lease Information
Section 4 (c) ("Premises"), which are located in the building described in Summary Section 4 (a) ("Building"), reserving to Landlord the rights described in Lease Section 1.3. The outline of the Premises is set forth in EXHIBITS A-1 THROUGH A-3. The Rentable Area and Usable Area of the Premises and the Rentable Area of the Building are set forth in Summary Sections 4 (b) and 4 (c). The Building and the land on which the Building is located (as shown on the site plan attached to this Lease as EXHIBIT B) are sometimes collectively referred to as the "Project". Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises, Building and/or Project except as specifically stated in this Lease.

        1.2. APPURTENANT RIGHTS. Tenant is granted the right at all times during the Lease Term to the nonexclusive use of the main lobby of the Building, common corridors and hallways, stairwells, elevators, restrooms, sidewalks and other public or common areas located on the Project. Landlord, however, has the sole discretion to determine the manner in which those public and common areas are maintained and operated, and the use of those areas shall be subject to the Rules and Regulations as defined in Section 7.1.

        1.3. LANDLORD'S RESERVATION OF RIGHTS. The following rights are reserved to Landlord: (a) the right to all of the Building, except for the space within the Premises; (b) the right to change all elements of the Project;
(c) the rights reserved to Landlord by provisions of this Lease or by operation of law; (d) the exclusive right to consent to the use or occupancy of the Premises by anyone other than Tenant; and (e) all rights in the economic value of the leasehold estate in the Premises, as stated in Articles 16 and 17.

        1.4. PREPARATION OF PREMISES: ACCEPTANCE. The rights and obligations of the parties regarding the construction of the Premises before the commencement of the Lease Term are stated in the Tenant Improvement Agreement attached to this Lease as EXHIBIT C. If this Lease conflicts with the Tenant Improvement Agreement, the Tenant Improvement Agreement shall prevail.

        1.5.  RENTABLE AREA AND USABLE AREA.

              1.5.1. STANDARD OF CALCULATION. For purposes of this Lease, "Rentable Area", "Rentable Square Feet", "Rentable Square Footage", "Usable Area", Usable Square Feet", and "Usable Square Footage" shall be calculated under the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI 7.65.1C1996 (revised and adopted June 7, 1996) or successor standard(s), adopted by the Building Owners and Managers Association International (BOMA).

              1.5.2. VERIFICATION OF RENTABLE AREA OF PREMISES AND BUILDING. The Rentable Area of the Premises and the Building is subject to verification from time to time by Landlord's space planner or architect. That verification shall be made in accordance with this Section 1.5, Tenant's space planner or architect may consult with Landlord's space planner or architect regarding that verification. The determination of Landlord's space planner or architect, however, shall be conclusive and binding on the parties.

              1.5.3. ADJUSTMENT OF RENT. If Landlord's space planner or architect determines that the Rentable Area of the Premises or the Building is different from that stated in this Lease, all Rent that is based on that incorrect amount shall be modified in accordance with that determination. If that determination is made, Landlord and Tenant shall confirm it in writing.

        1.6. MUST-TAKE SPACE. Tenant agrees to add to the Premises the approximately 4,676 Rentable Square Feet (approximately 4,138 Useable Square
Feet) of space contiguous to the Premises presently known as Suite 301 of the Building (the "Must-Take Space"). The Must-Take Space is depicted on EXHIBIT A-3 attached to this Lease. Landlord shall deliver the Must-Take Space to Tenant, and Tenant shall accept tender thereof from Landlord, in its then "as-is" condition and at such time as the existing occupant vacates the Must-Take Space whether due to the scheduled expiration or earlier termination of such occupant's lease with Landlord (the "Delivery Date"). Beginning on the Delivery Date and continuing for the balance of the Lease Term (including any extensions): (a) the Must-Take Space shall be part of the Premises under this Lease (so that the term "Premises" in this Lease shall refer to the space in the Premises immediately before the Delivery Date plus the Must-Take Space), and (b) Tenant's Share of Direct Expenses shall be adjusted, in accordance with Subsection 5.2.6 of this Lease, to reflect the increased Rentable Area of the Premises. Tenant's lease of the Must-Take Space shall be on the same terms and conditions as affect the Premises provided, however, that upon taking possession of the Must-Take Space, Tenant shall be entitled to an allowance from Landlord in an amount equal to Five Dollars ($5.00) per square foot of Useable Area within the Must-Take Space for use by Tenant in refurbishing the Must-Take Space (the "Refurbishment Allowance"). The Refurbishment Allowance may only be used for general cleaning and repairs, installation of new carpet, paint and wall coverings, and other permanent improvements to the Must-Take Space and must be used by Tenant, if at all, within one hundred and eighty (180) days following the Delivery Date. Tenant's failure to use the Refurbishment Allowance within such one hundred and eighty (180) day period shall constitute Tenant's waiver of its right to the Refurbishment Allowance. Basic Rent and Tenant's Share of Direct Expenses shall start to accrue with respect to the Must-Take Space on the Delivery Date. Landlord shall provide written notice (the "Must-Take Notice") to Tenant at least ten (10) days before the Delivery Date. The Must-Take Notice shall indicate the anticipated date of Landlord's delivery of the Must-Take Space to Tenant. After Landlord delivers the Must-Take Space to Tenant, Landlord and Tenant shall enter into an amendment to this Lease specifying that the Must-Take Space is a part of the Premises under this Lease, that for purposes of calculating the Rentable Area and Useable Area of the Premises and the Building, the Third floor corridor shall be deemed a part of the Premises, and containing other appropriate terms and provisions relating to the Must-Take Space.


                                   Article 2
                        SUBSTITUTION OF OTHER PREMISES

                            [Intentionally Omitted]


                                   Article 3
                                   LEASE TERM

        3.1. LEASE TERM. The provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease ("Lease Term") shall be the period stated in Summary of Basic Lease Information Section 5 (a). The Lease Term shall commence on the date ("Lease Commencement Date") stated in Summary
Section 5 (b) and shall expire on the date ("Lease Expiration Date") stated in Summary Section 5 (c) unless this Lease is sooner terminated as provided in this Lease. The target Lease Commencement Date ("Target Lease Commencement Date") is also stated in Summary Section 5 (b). Landlord and Tenant agree that, to the extent reasonably possible, Landlord and Tenant shall cooperate with each other to accommodate Tenant's installation of Tenant's trade fixtures and equipment prior to Tenant's taking possession of the Premises.

        3.2. CONFIRMATION OF LEASE INFORMATION. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form set forth in EXHIBIT D, attached to this Lease, which Tenant shall execute and return to Landlord within ten (10) days after receipt.

        3.3. LEASE YEAR. For purposes of this Lease, the term "Lease Year" means each consecutive twelve month (12 month) period during the Lease Term as long as: (a) the first Lease Year commences on the Lease Commencement Date and ends on the last day of the eleventh (11th) calendar month thereafter; (b) the second (2nd) and each succeeding Lease Year commences on the first day of the next calendar month; and (c) the last Lease Year ends on the Lease Expiration Date or earlier date of termination.

        3.4. DELAY IN DELIVERY OF PREMISES. Landlord shall exercise commercially reasonable efforts to Substantially Complete the Tenant Improvements described in the Tenant Improvement Agreement attached to this Lease as EXHIBIT C and to deliver possession of the Premises to Tenant on or before the Target Lease Commencement Date. If, however, Landlord is unable to deliver possession of the Premises to Tenant on or before the Target Lease Commencement Date, Landlord shall not be subject to any liability for its failure to do so. This failure shall not affect the validity of this Lease or the obligations of Tenant under it, but the Lease Term shall commence on the date on which Landlord delivers possession of the Premises to Tenant.

        3.5. OPTION TO EXTEND LEASE TERM. Landlord grants to Tenant the option to extend the initial Lease Term (the "Extension Option"), subject to the conditions described in this Section 3.5 for two (2) successive periods of five (5) years each (the "Option Term"), i.e., from the first day following expiration of the initial Lease Term and continuing until the last day of the sixtieth (60th) month thereafter (the "First Option Term") and from the first day following expiration of the First Option Term until the last day of the sixtieth (60th) month of the First Option Term (the "Second Option Term"). Tenant shall have no right to extend the initial Lease Term beyond the Second Option Term.

              3.5.1. CONDITIONS OF OPTION. The Extension Option shall be subject to the following conditions: (a) the Extension Option may be exercised only by written notice delivered by Tenant to Landlord as provided in Subsection 3.5.3 below and only if, as of the date of delivery of the notice or thereafter until commencement of the Option Term. Tenant is not in material default under this Lease after the expiration of any applicable cure periods;
(b) the rights contained in this Subsection 3.5.1 may be exercised by the originally named Tenant or by any assignee of Tenant's interest in this Lease if the assignment has been approved by Landlord under Article 17 or is otherwise permitted under Article 17; and (c) if Tenant properly exercised the Extension Option, the Lease Term, as it applies to the entire Premises then leased by Tenant, shall be extended by the applicable Option Term.

              3.5.2. OPTION RENT. The Rent payable during the Option Term ("Option Rent") shall be equal to the "Fair Market Rental Value" of the Premises as of commencement of the applicable Option Term. For purposes of this Subsection 3.5.2, Fair Market Rental Value of the Premises shall be the rental rate, determined in accordance with this Section 3.5, at which tenants lease comparable space as of the commencement of the applicable Option Term. For this purpose, "comparable space" shall be office space that is not subleased; not subject to another tenant's expansion rights, comparable in size, location, and quality to the Premises; leased for a term comparable to the applicable Option Term; and located in comparable buildings to the Building. In determining the rental rate of comparable space, the parties shall include all escalations and take into account rental abatement concessions, if any, being granted to tenants in connection with the comparable space and tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the Premises, based on the age, quality, and layout of the improvements. If in determining the Fair Market Rental Value the parties determine that the economic terms of leases of comparable space include a tenant improvement allowance, Landlord may, at Landlord's option, elect to grant some or all of the value of the tenant improvement allowance as an allowance for the refurbishment of the Premises and reduce the basic rent component of the Fair Market Rental Value to be an effective rental rate that takes into consideration the total dollar value of that portion of the tenant improvement allowance that Landlord has elected not to grant to Tenant (in which case that portion of the tenant improvement allowance evidenced in the effective rental rate shall be granted to Tenant).

              3.5.3. EXERCISE OF OPTION. The Extension Option must be exercised, if at all, only at the time and in the manner provided in this Subsection 3.5.3. If Tenant wishes to exercise the Extension Option, Tenant shall deliver written notice ("Interest Notice") to Landlord no less than eight
(8) months before expiration of the initial Lease Term or First Option Term, as the case may be. After receipt of Tenant's Interest Notice, Landlord shall deliver notice ("Option Rent Notice") to Tenant no less than seven (7) months before expiration of the initial Lease Term or First Option Term, as the case may be, stating the Option Rent, based on Landlord's determination of the Fair Market Rental value of the Premises as of the commencement of the First Option Term or Second Option Term, as the case may be. If Tenant wishes to exercise the Extension Option, Tenant must, on or before the earlier of (a) the date occurring six (6) months before the expiration of the initial Lease Term or First Option Term, as the case may be, or (b) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the Extension Option by delivering written notice ("Exercise Notice") to Landlord. If Tenant wishes to contest the Option Rent stated in Landlord's Option Rent Notice, Tenant must provide, with the Exercise Notice, written notice to Landlord that Tenant objects to the stated Option Rent.

              3.5.4. RESOLVING DISAGREEMENT OVER FAIR MARKET RENTAL VALUE. If Tenant timely and effectively objects to Landlord's determination of Fair
Market Rental Value under Subsection 3.5.3, the disagreement shall be resolved under this Section 3.5.4. Landlord and Tenant shall diligently attempt in good faith to agree on the Fair Market Rental Value on or before the tenth (10th) day after Tenant's objection to the Fair Market Rental Value ("Outside
Agreement Date"). If Landlord and Tenant fail to reach agreement on or before the Outside Agreement Date, Tenant may rescind Tenant's Exercise Notice by delivering written notice thereof ("Rescission Notice") to Landlord within five
(5) days after the Outside Agreement Date, in which case the Lease Term shall expire on the Rescission Notice to Landlord, the initial Lease Term or First Option Term, as the case may be. If Tenant fails to timely and effectively deliver the Rescission Notice to Landlord, the initial Lease Term or First Option Term, as the case may be, shall be deemed extended by the Option Term in question and the Option Rent shall be determined as follows. Landlord and Tenant shall mutually appoint a certified M.A.I. appraiser that has at least five (5) years full-time commercial appraisal experience and shall each submit their separate determination of the Fair Market Rental Value to the appraiser. If Landlord and Tenant are unable to agree on an appraiser, either of the parties to this Lease, after giving five (5) days prior written notice to the other party, may apply to the then President of the San Diego Board of Realtors for the selection of an appraiser who meets the foregoing qualifications, which selection shall be made within three (3) days. The appraiser selected by the President of the Board of Realtors shall be a person who has not previously acted in any capacity for either party. The appraiser shall, within fifteen
(15) days of his or her appointment, review the Landlord's determination and the Tenant's determination of the Fair Market Rental Value and such other information as he or she shall deem necessary and determine which of the two is closer to the actual Fair Market Rental Value. The appraiser shall be instructed, in deciding whether the Landlord's determination or Tenant's determination of the Fair Market Rental Value is closer to the actual Fair Market Rental Value, to use the criteria as to Fair Market Rental Value set forth in this Section 3.5. The appraiser shall not establish his or her own Fair Market Rental Value, and must select either Landlord's or Tenant's determination and shall immediately notify the parties of his selection. The Fair Market Rental Value determined by Landlord or Tenant and selected as the one closer to the actual Fair Market Rental Value by the appraiser shall be the Fair Market Rental Value used to determine the Rent payable for the Option Term in question. Each of the parties shall bear one-half the cost of the appraiser. If the Fair Market Rental Value shall not have been determined by the commencement of the Option Term, Tenant shall continue to pay the Rent payable as of the month immediately preceding such commencement until the Fair Market Rental Value is established at which time there shall be an adjustment between the parties so that the Rent established for the Option Term using the Fair Market Rental Value shall be retroactive to the commencement of the Option Term.

        Landlord and Tenant agree that notwithstanding anything contained to the contrary in this Section 3.5, in no event shall the Basic Rent for any Option Term be less than the Basic Rent payable by Tenant during the calendar month immediately preceding the commencement of such Option Term.


                                   Article 4
                                   BASIC RENT

        4.1. DEFINITION OF "BASIC RENT": NO SET OFF. Tenant shall pay to Landlord basic rent ("Basic Rent") in equal monthly installments as set forth in Summary of Basic Lease Information Section 6 in advance on or before the first day of every calendar month during the Lease Term, without any set-off or deduction. Payment must be in United States dollars and shall be made at the management office of the Building or at any other place that Landlord may from time to time designate in writing.

        4.2. INITIAL PAYMENT; PRORATION. The Basic Rent for the first full calendar month of the Lease Term shall be paid when Tenant executes this Lease. If any payment date (including the Lease Commencement Date) for "Rent", as defined in Section 5.1 falls on a day other than the first day of that calendar month, or if any Rent payment is for a period shorter than one calendar month, the Rent for that fractional calendar month shall accrue on a daily basis for each day of that fractional month at a daily rate equal to 1/365 of the total annual Rent. All other payments or adjustments that are required to be made under the terms of this Lease and that require proration on a time basis shall be prorated on the same basis.

         4.3. APPLICATION OF PAYMENTS. All payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect.

         4.4. CERTIFIED FUNDS. If any non-cash payment made by the bank or other institution on which it is drawn does not pay Tenant, Landlord shall have the right, exercised by notice to Tenant, to require that Tenant make all future payments by certified funds or cashier's check.

         4.5. BASIC RENT REBATE. Provided Tenant is not in material default under this Lease after the expiration of any applicable cure periods, Tenant shall be entitled to and shall receive a one-time rent rebate ("Rent Rebate") in the amount of Sixty-five Thousand and 00/100 Dollars ($65,000.00) upon the earlier to occur of (i) the sale or other conveyance of the Building by Landlord to any third party entity other than a "Landlord Affiliate" or (ii) the expiration of the initial Lease Term. A "Landlord Affiliate" means any entity that controls, is controlled by, or is under common control with Landlord. "Control" means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of any entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs. The Rent Rebate shall be paid, in cash, on closing of the escrow in any such sale or other conveyance from the seller's proceeds by the escrow holder or within thirty (30) days following expiration of the initial Lease Term, whichever shall first occur.

                                   Article 5
                                ADDITIONAL RENT

         5.1. ADDITIONAL RENT; RENT. In addition to paying the Basic Rent specified in Article 4, Tenant shall pay as additional rent Tenant's Share of the annual Direct Expenses (as defined in subsections 5.2.2 and 5.2.6) that are in excess of the amount of Direct Expenses applicable to the Base Year (as defined in Subsection 5.2.1). That additional rent, together with other amounts of any kind (other than Basic Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as "Additional Rent". Basic Rent and Additional Rent are collectively referred to in this Lease as "Rent". All amounts due under this Article 5 as Additional Rent are payable for the same periods and in the same manner, time, and place as the Basic Rent. Without limitation on other obligations of Tenant that survive the expiration of the Lease Term, Tenant's obligations to pay the Additional Rent provided for in this Article 5 survive the expiration of the Lease Term.

         5.2. DEFINITIONS. The following definitions apply in this Article 5:

              5.2.1. BASE YEAR. "Base Year" means the period stated in Summary of Basic Lease Information Section 7(a).

              5.2.2. DIRECT EXPENSES. "Direct Expenses" mean Operating Expenses plus Tax Expenses.

              5.3.3. EXPENSE YEAR. "Expense Year" means each calendar year in which any portion of the Lease Term falls through and including the calendar year in which the Lease Term expires.

              5.2.4. OPERATING EXPENSES. "Operating Expenses" means all expenses, costs, and amounts of every kind that Landlord pays or incurs during any Expense Year because of or in connection with the ownership, operation, management, maintenance, or repair of the Common Areas of the Building and the Project. Operating Expenses includes an allocable percentage of Direct Expenses Landlord pays or incurs in operating, maintaining and repairing those portions of the Project other than the Building including any owner's association or similar fees, assessments or dues presently or hereafter established for the Project.

                     5.2.4.1. EXAMPLES OF OPERATING EXPENSES. The definition of "Operating Expenses" includes but shall not be limited to any amounts paid or incurred for: (a) the cost of supplying any utilities to the Common Areas of the Building and the Project, (b) the cost of operating, managing, maintaining, and repairing the following systems: utility, mechanical, sanitary, storm drainage, escalator, and elevator, (c) the cost of supplies and tools and of equipment, maintenance, and service contracts in connection with those systems, (d) the cost of licenses, certificates, permits, and inspections, (e) the cost of contesting the validity or applicability of any government enactments that may affect the Operating Expenses, (f) the costs incurred in connection with the implementation and operation of a parking or transportation management program or similar program, (g) the cost of insurance carried by Landlord in amounts reasonably determined by Landlord, (h) fees, charges, and other costs including management fees (or amounts in lieu of such fees), consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Building and the Project, (i) the cost of parking area maintenance, repair, and restoration, including resurfacing, repainting, restriping, and cleaning, (j) wages, salaries, and other compensation and benefits of all persons engaged in the operation, maintenance, or security of the Building and the Project plus employer's Social Security taxes, unemployment taxes, insurance, and any other taxes imposed on Landlord that may be levied on those wages, salaries, and other compensation and benefits. If any of Landlord's employees provide services for more than one project of Landlord, only the prorated portion of those employees' wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Project shall be included in Operating Expenses, (k) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument relating to the sharing of costs by the Building or the Project,
(l) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America as its prime rate plus two (2) percentage points per annum) of the cost of acquiring or renting personal property used in the maintenance, repair, and operation of the Building and the Project, (m) the cost of capital improvements or other costs incurred in connection with the Building or the Project that (1) are intended as a labor saving device or to effect other economies in the maintenance or operation of all or part of the Building or Project or (2) are required under any governmental law or regulation, other than the Americans With Disabilities Act ("ADA"), but that were not required in connection with the Building or the Project when permits for the construction of the Building or the Project were obtained. All permitted capital expenditures shall be amortized (including interest on the unamortized cost at the rate stated in Subparagraph (l) over their useful life, as reasonably determined by Landlord.

         5.2.4.2. ADJUSTMENT OF OPERATING EXPENSES. Operating Expenses shall be adjusted as follows:

                           5.2.4.2.1. GROSS UP ADJUSTMENT WHEN BUILDING IS LESS
THAN FULLY OCCUPIED. If the occupancy of the Building during any part of any Expense Year (including the Base Year) is less than 95%, Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Expense Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been 95% occupied. This amount shall be considered to have been the amount of Operating Expenses for that Expense Year. For purposes of this Subsection 5.2.4.2.1. "variable components" include only those component expenses that are affected by variations in occupancy levels.

                           5.2.4.2.2. ADJUSTMENT WHEN LANDLORD DOES NOT FURNISH
A SERVICE TO ALL TENANTS. If, during any part of any Expense Year (including the Base Year), Landlord is not furnishing a particular service or work (the cost of which, if furnished, Landlord, would be included in Operating Expenses) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, Operating Expenses for that Expense Year shall be considered to be increased by an amount equal to the additional Operating Expenses that Landlord would reasonably have incurred during this period if Landlord had furnished such service or work to that tenant.

                           5.2.4.3. EXCLUSIONS FROM OPERATING EXPENSES. Despite
any other provision of Subsection 5.2.4, Operating Expenses shall not include:
(a) depreciation, interest, and amortization on mortgages or ground lease payments, except as otherwise stated in this Section 5.2, (b) legal fees incurred in negotiating and enforcing tenant leases, (c) real estate brokers' leasing commissions, (d) initial improvements or alterations to tenant spaces,
(e) the cost of providing any service directly to and paid directly by any tenant, (f) any costs expressly excluded from Operating Expenses elsewhere in this Lease, (g) costs of any items for which Landlord receives reimbursement from insurance proceeds or a third party. Insurance proceeds shall be excluded from Operating Expenses in the year in which they are received, except that any deductible amount under any insurance policy shall be included within Operating Expenses, (h) costs of capital improvements, except as otherwise stated in this
Section 5.2.

                  5.2.5. TAX EXPENSES. "Tax Expenses" means all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind (whether general, special, ordinary, or extraordinary) that are paid or incurred by Landlord during any Expense Year (without regard to any different fiscal year used by any government or municipal authority) because of or in connection with the ownership, leasing, and operation of the Building and the Project. These expenses include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant); personal property taxes imposed on the fixtures, machinery, equipment, apparatus, systems, and equipment, appurtenances, furniture; and other personal property used in connection with the Building and the Project.

                        5.2.5.1. ADJUSTMENT OF TAXES. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Project, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes. Landlord specifically agrees that the gross receipts component of Tax Expenses for the Base Year and each subsequent year shall be calculated as if the Building were one hundred percent (100%) occupied with rent paying tenants. Accordingly, during the portion of any Expense Year occurring after the Base Year, Tax Expenses shall be considered to be increased appropriately.

                        5.2.5.2. INCLUDED TAX EXPENSES. Tax Expenses shall include: (a) any assessment, tax, fee, levy, or charge in addition to, or in partial or total substitution of, any assessment, tax, fee, levy, or charge previously included within the definition of "real property tax". Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in June 1978 and that assessments, taxes, fees, levies, and charges may be imposed by government agencies for services such as fire protection; street, sidewalk, and road maintenance; conservation; refuse removal; and other government services formerly provided without charge to property owners or occupants. In further recognition of the decrease in the level and quality of government services and amenities as a result of Proposition 13 (or as a result of any other restriction on real property taxes whether by law or by choice of the applicable legislative or assessing body), Tax Expenses shall also include any government or private assessments (or the Building's or Project's contribution toward a government or private cost sharing agreement) for the purpose of augmenting or improving the quality of services and amenities normally provided by government agencies. Tenant and Landlord intend that all new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies, and charges be included within the definition of "Tax Expenses" for purposes of the Lease, (b) any assessment, tax, fee, levy, or charge allocable to, or measured by, the area of the Premises or the rent payable under this Lease, including any gross income tax with respect to the receipt of that rent, or on or relating to the possession, leasing, operating, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion of the Premises, (c) any assessment, tax, fee, levy, or charge on this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises, (d) any possessory taxes charged or levied in place of real property taxes.

                        5.2.5.3. CONTEST COSTS; REFUNDS. Any expenses incurred by Landlord in attempting to protest, reduce, or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year in which those expenses are paid. Except for tax refunds resulting from a Proposition & reduction under Subsection 5.2.5.6, tax refunds shall be deducted from Tax Expenses. Such tax refunds shall be deducted form Tax Expenses in the Expense Year in which Landlord receives them.

                        5.2.5.4. EXCLUDED TAXES. Despite any other provision of Subsection 5.2.5 (except as provided in Subsection 5.2.5.2 or levied entirely or partially in lieu of Tax Expenses), the following shall be excluded from Tax
Expenses: (a) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes applied or measured by Landlord's general or net income (as opposed to rents, receipts, or income attributable to operations at the Building): (b) any items included as Operating Expenses; and (c) any items paid by Tenant under Section 5.5.

                5.2.6. TENANT'S SHARE. "Tenant's Share" means the percentage stated in Summary of Basic Lease Information Section 7 (b). Tenant's Share is calculated by multiplying the number of Rentable Square Feet of the Premises by 100 and dividing the product by the total Rentable Square Feet in the Building. If either the Premises or the Building are expanded or reduced, Tenant's Share shall be appropriately adjusted. Tenant's Share for the Expense Year in which that change occurs shall be determined on the basis of the number of days during the Expense Year in which each such Tenant's Share was in effect.

         5.3. CALCULATION AND PAYMENT OF ADDITIONAL RENT. Tenant's Share of any Direct Expenses for any Expense Year shall be calculated and paid as follows:

              5.3.1. CALCULATION OF EXCESS. If Tenant's Share of Direct Expenses for any Expense Year ending or beginning within the Lease Term exceeds Tenant's Share of the amount of Direct Expenses applicable to the Base Year, Tenant shall pay as Additional Rent to Landlord an amount equal to that excess ("Excess"), in the manner stated in Subsection 5.3.2.

              5.3.2. STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year a statement ("Statement") stating the Direct Expenses incurred or accrued for that preceding Expense Year and indicating the amount, if any, of any Excess. On receipt of the Statement for each Expense Year ending during the Lease Term for which an Excess exists, Tenant shall pay, with its next installment of Basic Rent due, the full amount of that Excess, less the amounts (if any) paid during the Expense Year as Estimated Excess (as defined in Subsection 5.3.3). Landlord's failure to furnish the Statement for any Expense Year in a timely manner shall not prejudice Landlord from enforcing its rights under this Article 5. Even if the Lease Term has expired and Tenant has vacated the Premises, if an Excess exists when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord the amount calculated under Subsection 5.3.1. The provisions of this Subsection 5.3.2 shall survive the expiration or earlier termination of the Lease Term.

              5.3.3. STATEMENT OF ESTIMATED DIRECT EXPENSES. Landlord shall give Tenant a yearly expense estimate statement ("Estimate Statement") stating: (a) Landlord's reasonable estimate ("Estimate") of the total amount of Direct Expenses for the then current Expense Year; and (b) the estimated excess ("Estimated Excess"). The Estimated Excess shall be calculated by comparing estimated Direct Expenses (which shall be based on the Estimate) to the amount of Direct Expenses applicable to the Base Year. Landlord's failure to furnish the Estimate Statement for any Expense Year in a timely manner shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 5. If an Estimated Excess is calculated for the then current Expense Year, Tenant shall pay, with its next installment of Basic Rent due, a fraction of that Estimated Excess for the then current Expense Year (reduced by any amounts paid as provided in the last sentence of this Subsection 5.3.3). The numerator of that fraction shall be the number of moths that have elapsed in that current Expense Year (including the month of the payment), and the denominator shall be twelve (12). Until a new Estimate Statement is furnished, Tenant shall pay monthly, along with the monthly Basic Rent installments, an amount equal to one twelfth (1/12th) of the total Estimated Excess stated in the previous Estimate Statement delivered by Landlord to Tenant.

              5.3.4. REFUND OF OVERPAYMENT EXCESS. If the Statement shows that the Excess for any Expense Year ending or beginning within the Lease Term is less than the Estimated Excess actually paid by Tenant for that Expense Year, Landlord shall credit Tenant's next payment of Basic Rent and Estimated Excess with the amount by which Tenant's payments of Estimated Excess exceed the actual Excess due for the Expense Year. If that Statement is provided to Tenant after the end of the Lease Term, Landlord shall include with the Statement a refund in the amount by which Tenant's payments of Estimated Excess exceed the actual Excess due for that Expense Year.

       5.4.  ALLOCATION OF DIRECT EXPENSES.  Despite any other provision of this
Article 5, in the calculation of Direct Expenses for the Base Year: (a) Direct Expenses shall not include any increase in Tax Expenses attributable to (1) special assessments, charges, costs, or fees; or (2) modifications or changes in government laws or regulations, including institution of a split tax roll, and
(b) Operating Expenses shall exclude (1) market wide labor rate increases arising from extraordinary circumstances (such as boycotts and strikes) and
(2) utility rate increases arising from extraordinary circumstances (such as conservation surcharges, boycotts, embargoes, or other shortages).

         5.5 TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE. Tenant shall reimburse Landlord, on demand, as Additional Rent for any taxes required to be paid by Landlord that are not already included in Tax Expenses, excluding state, local, and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, regardless of whether such taxes are now customary or within the contemplation of the parties to this Lease, when those taxes are: (a) measured by or reasonably attributable to: (1) the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises; or (2) the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (to the extent that the cost or value of those leasehold improvements exceeds the cost or value of a building standard build out, as determined by Landlord, regardless of whether title to those improvements is vested in Tenant or Landlord); (b) assessed on or related to the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of: (1) the Premises; (2) any portion of the Project; or (3) the parking facility used by Tenant in connection with this lease; or (c) assessed either on this transaction or on any document to which Tenant is a party that creates or transfers an interest or estate in the Premises.

         5.6 LANDLORD'S BOOKS AND RECORDS. If Tenant disputes the amount of Additional Rent stated in the Statement, Tenant may designate, within thirty
(30) days after receipt of that Statement, an independent certified public accountant to inspect Landlord's records which inspection shall be at Tenant's sole cost and expense. Tenant is not entitled to request the inspection, however, if Tenant is then in default under this Lease. The accountant must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount of Additional Rent that the accountant is able to save Tenant by the inspection. Tenant must give reasonable notice to Landlord of the request for inspection, and the inspection must be conducted in Landlord's offices at a reasonable time or times. If, after that inspection, Tenant still disputes the Additional Rent, a certification of the proper amount shall be made, at Tenant's expense, by Landlord's independent certified public accountant. That certification shall be final and conclusive.

                              Article 6
                          SECURITY DEPOSIT

         6.1. SECURITY DEPOSIT. Concurrently, with Tenant's execution of this Lease, Tenant shall deposit with Landlord a cash sum in the amount stated in Summary of Basic Lease Information Section X ("Security Deposit"). Landlord shall hold the Security Deposit as security for the performance of Tenant's obligations under this Lease. If Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, apply all or part of the Security Deposit to: (a) any Rent or other sum in default; (b) any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Article 23; or (c) any expense, loss, or damage that Landlord may suffer because of Tenant's default. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clear the Premises.
 Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforseeable loss or damage caused by the act or omission of Tenant or Tenant's officers, agents, employees, independent contractors, or invitees. If Landlord disposes of its interest in the Premises, Landlord may deliver or credit the Security Deposit to Landlord's successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit. Tenant may not assign or encumber the Security Deposit without the consent of Landlord. Any attempt to do so shall be void and shall not be binding on Landlord. If Landlord applies any portion of the Security Deposit, Tenant shall, within thirty (30) days after demand by Landlord, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount. Tenant is not entitled to any interest on the Security Deposit. If Tenant performs every provision of this Lease to be performed by Tenant, the unused portion of the Security Deposit shall be returned to Tenant or the last assignee of Tenant's interest under this Lease within thirty (30) days following the expiration or termination of the Lease Term.

                               Article 7
                                  USE

         7.1. PERMITTED USE. Tenant shall use the Premises solely for the "Permitted Use" as defined in Summary of Basic Lease Information Section 9. Tenant shall not use or permit the Premises to be used for any other purpose without Landlord's prior written consent, which may be granted or withheld in Landlord's sole discretion. Tenant shall comply with the rules attached to this Lease as EXHIBIT E and any amendments or additions promulgated by Landlord from time to time for the safety, care, and cleanliness of the Premises, Building, and Project or for the preservation of good order (Rules and Regulations). Landlord shall not be responsible to Tenant for the failure of any other tenants or occupants of the Building to comply with the Rules and Regulations. In addition to complying with other provisions of this Lease concerning the use of the Premises: (a) Tenant shall not use or allow any person to use the Premises for any purpose that is contrary to the Rules and Regulations, that violates any Laws and Orders, that constitutes waste or nuisance, or that would unreasonably annoy other occupants of the Building or the owners or occupants of buildings adjacent to the Building; and (b) Tenant shall comply with all recorded covenants, conditions, and restrictions that now or later affect the Project. Landlord hereby discloses to Tenant that the area located on the second floor of the building above the main entry to the Building and designated on EXHIBIT A-2 attached to this Lease as the "Load Restricted Area" is not designed to handle floor loading in excess of standard office furniture (i.e. not for use as a file or heavy storage area). Tenant covenants and agrees not to use Load Restricted Area for file storage or other heavy load purpose.

                                   Article 8
                             COMPLIANCE WITH LAWS

         8.1. DEFINITION OF "LAWS AND ORDERS". For purposes of this Article 8, the term "Laws and Orders" includes all federal, state, county, city, or government agency laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, occupational, health, or safety standards for employers, employees, landlords, or tenants.

         8.2. REPAIRS, REPLACEMENTS, ALTERATIONS, AND IMPROVEMENTS. Tenant shall continuously and without exception repair and maintain the Premises, including tenant improvements, Alterations, fixtures, and furnishings, in an order and condition in compliance with all Laws and Orders. Tenant, at Tenant's sole expense, shall promptly make all repairs, replacements, alterations, or improvements needed to comply with all Laws and Orders to the extent that the Laws and Orders relate to or are triggered by (a) Tenant's particular use of the Premises, (b) the tenant improvements located in the Premises, or (c) any Alterations located in the Premises. Landlord shall promptly make all repairs, replacements, alterations, or improvements needed to comply with all Laws and Orders to the extent that the Laws and Orders relate to the Base Building. The cost of all such repairs, replacements, alterations, or improvements shall, to the extent permitted by
Article 5 of this Lease, be reimbursed to Landlord as an Operating Expense.

         8.3. COLLATERAL ESTOPPEL. The judgment of any court of competent jurisdiction, or the admission of Tenant in any judicial or administrative action or proceeding that Tenant has violated any Laws and Orders shall be conclusive, between Landlord and Tenant, of that fact, whether or not Landlord is a party to that action or proceeding.

                                    Article 9
                               HAZARDOUS MATERIAL

         9.1. USE OF HAZARDOUS MATERIAL. Tenant shall not cause or permit any Hazardous Material, as defined in Section 9.6, to be generated, brought onto, used, stored, or disposed of in or about the Premises or the Building by Tenant or its agents, employees, contractors, subtenants, or invitees, except for limited quantities of standard office and janitorial supplies containing chemicals categorized as Hazardous Material. Tenant shall: (a) Use, store, and dispose of all such Hazardous Material in strict complicance with all applicable statutes, ordinances, and regulations in effect during the Lease Term that relate to public health and safety and protection of the environment (Environmental Laws), including those Environmental Laws identified in Section 9.6, and (b) Comply at all times during the Lease Term with all Environmental Laws.

         9.2. NOTICE OF RELEASE OR INVESTIGATION. If, during the Lease Term (including any extensions), Tenant becomes aware of (a) any actual or threatened release of any Hazardous Material on, under, or about the Premises or the Building or (b) any inquiry, investigation, proceeding, or claim by any government agency or other person regarding the presence of Hazardous Material on, under, or about the Premises or the Building. Tenant shall give Landlord written notice of the release or investigation within five (5) days after learning of it and shall simultaneously furnish to Landlord copies of any claims, notices of violation, reports, or other writings received by Tenant that concern the release or investigation.

         9.3. INDEMNIFICATION. Tenant shall, at Tenant's sole expense and with counsel reasonably acceptable to Landlord, indemnify, defend, and hold harmless Landlord and Landlord's shareholders, directors, officers, employees, partners, affiliates, and agents with respect to all losses arising out of or resulting from the release of any Hazardous Material in or about the Premises or the Building, or the violation of any Environmental Law, by Tenant or Tenant's agents, contractors, or invitees. This indemnification includes: (a) losses attributable to diminution in the value of the Premises or the Building; (b) loss or restriction of use of rentable space in the Building; (c) adverse effect on the marketing of any space in the Building; and (d) all other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders, or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. This indemnification shall survive the expiration or termination of this Lease.

         9.4. REMEDIATION OBLIGATIONS. If the presence of any Hazardous Material brought onto the Premises or the Building by Tenant or Tenant's employees, agents, contractors, or invitees results in contamination of the Building, Tenant shall promptly take all necessary actions, at Tenant's sole expense, to return the Premises or the Building to the condition that existed before the introduction of such Hazardous Material. Tenant shall first obtain Landlord's approval of the proposed remedial action. This provision does not limit the indemnification obligation set forth in Section 9.3.

         9.5. DEFINITION OF "HAZARDOUS MATERIAL". As used in this Article 9, the term "Hazardous Material" shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building. Hazardous Material includes: (a) any "hazardous substance", as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code Sections 9601-9675); (b) "Hazardous waste", as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code Sections 6901-6992k); (c) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liablity or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect); (d) petroleum products; (e) radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code Sections 2011-2297gB4; (f) Asbestos in any form or condition; and (g) Polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs.

                                     Article 10
                               UTILITIES AND SERVICES

         10.1. STANDARD TENANT UTILIITES AND SERVICES. Subject to applicable government rules, regulations, and guidelines, and the rules or actions of the public utility furnishing the service, Landlord shall provide the following utilities and services on all days during the Lease Term, unless otherwise stated in the Lease:

                   10.1.1. HEATING AND AIR CONDITIONING. Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, as reasonably determined by Landlord, on Mondays through Fridays from 7 a.m. through 6 p.m. and on Saturdays from 9 a.m. through 1 p.m. ("Building Hours") except for the dates of observation of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and other locally or nationally recognized holidays ("Holidays") Notwithstanding the foregoing, subject to Tenant's acceptance of the provisions of Section 10.2 below regarding Over-standard Tenant Use, Landlord acknowledges that Tenant intends to use a portion of the Premises on a twenty-four-hour (24-hour), seven-day (7-day) day per week basis.

                   10.2.2. ELECTRICITY. Landlord shall provide electricity for lighting and power as required for the comfortable use and occupancy of the Premises as reasonably determined by Landlord. Landlord shall replace lamps, starters, and ballasts for Building standard lighting fixtures within the Premises on Tenant's request as a part of Operating Expenses. Tenant shall replace lamps, starters, and ballasts for non-Building standard lighting fixtures within the Premises at Tenant's expense. If Tenant's electrical consumption in the Premises is separately metered, Tenant shall pay for such costs directly to the public utility company. If Tenant's electrical consumption in the Premises is not seperately metered, Tenant shall pay (i) Tenant's Share of the electrical consumption of the Building (exluding Common Areas) as estimated by Landlord in Landlord's good faith judgment and billed by Landlord to Tenant monthly (payment due within ten
(10) days of Tenant's receipt of an invoice therfor from Landlord), and (ii) Tenant's Share of electrical consumption for the Common Areas which will be billed to Tenant as a part of Operating Expenses.

                   10.1.3. WATER. Landlord shall provide city water from the regular Building outlets for drinking, lavatory, and toilet purposes.

                   10.1.4.  JANITORIAL SERVICES.  Landlord shall provide five
(5) days per week janitorial services in and about the Premises. Landlord shall not be required to provide janitorial services to above standard improvements installed in the Premises such as kitchens and shower facilities.

         10.2. OVER-STANDARD TENANT USE. Tenant shall not, without Landlord's prior written consent, use heat generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises that may materially and adversely affect the temperature otherwise maintained by the air conditioning system or that may materially increase the water normally furnished to the Premises by Landlord under Section 10.1. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices. On billing by Landlord, Tenant shall pay the cost for such supplementary facilities, including the cost of
(a) installation, operation, and maintenance; (b) increased wear and tear on existing equipment; and (c) other similar charges. If Tenant uses water, electricity, heat, or air conditioning in excess of that required to be supplied by Landlord under Section 10.1, Tenant shall pay to Landlord, on billing, the cost of (a) the excess service; (b) installation, operation, and maintenance of equipment installed to supply the excess service; and (c) increased wear and tear on existing equipment caused by Tenant's excess consumption. Landlord may install devices to separately meter any increased use. On demand, Tenant shall pay the increased cost directly to Landlord, including the cost of the additional metering devices. Tenant's use of electricity shall never exceed the capacity of the feeders serving the Building and Premises or the risers or wiring installation. If Tenant wishes to use heat, ventilation, or air conditioning during hours other than those for which Landlord is obligated to supply such utilities under Section 10.1, Tenant shall give Landlord such prior notice as Landlord shall from time to time establish as appropriate, and Landlord shall supply such utilities to Tenant at an hourly cost to Tenant as Landlord shall from time to time establish. Amounts payable by Tenant to Landlord under this Section 10.2 for use of additional utilities shall be considered Additional Rent under this Lease and shall be billed on a monthly basis.

         10.3. INTERRUPTION OF UTILITIES. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services) or for diminution in the quality of quantity of any service when the failure, delay, or diminution is entirely or partially caused by: (a) breakage, repairs, replacements, or improvements; (b) strike, lockout, or other labor trouble; (c) inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so; (d) accident or casualty; (e) act or default of Tenant or other parties; or (f) any other cause beyond Landlord's reasonable control. Such failure, delay, or diminution shall not be considered to constitute an eviction or a disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Landlord shall not be liable under any circumstances for a loss of or injury to property or for injury to or interference with Tenant's business, including loss of profits through, in connection with, or incidental to a failure to furnish any of the utilities or services under this Article 10. Landlord may comply with mandatory or voluntary controls or guidelines promulgated by any government entity relating to the use or conservation of energy, water, gas, light, or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease as long as compliance with voluntary controls or guidelines does not materially and unreasonably interfere with Tenant's use of the Premises.

                                  Article 11
                            REPAIRS AND MAINTENANCE

     11.1 TENANT'S REPAIR AND MAINTENANCE OBLIGATIONS. Tenant shall, at Tenant's sole expense and in accordance with the terms of this Lease (including Article 12) keep the Premises (including all Tenant Improvements, Alterations, fixtures, and furnishings) in good order, repair, and condition at all times during the Lease Term. Under Landlord's supervision, subject to Landlord's prior approval, and within any reasonable period specified by Landlord, Tenant shall, at Tenant's sole expense and in accordance with the terms of this Lease (including Article 12) promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances. At Landlord's option or if Tenant fails to make such repairs, Landlord may, but need not, make the repairs and replacements. On receipt of an invoice from Landlord, Tenant shall pay Landlord Landlord's out of pocket costs incurred in connection with such repairs and replacements plus a percentage of such costs, to be uniformly established for the Building, sufficient to reimburse Landlord for all overhead, general conditions, fees, and other costs and expenses arising from Landlord's involvement with such repairs and replacements. Tenant waives and releases its rights, including its right to make repairs at Landlord's expense, under California Civil Code Sections 1941-1942 or any similar law, statute, or ordinance now or hereafter in effect. Landlord and Tenant acknowledge and agree that Tenant intends to install (i) an emergency backup generator ("Generator") outside the Building in an area reasonably acceptable to Landlord and (ii) a Building security system ("Security System"). Tenant shall be solely responsible for all maintenance and repair of the Generator and Security System and shall, unless Landlord and Tenant agree otherwise, remove the Generator and Security System upon the expiration or earlier termination of this Lease and shall make any repairs to the Project occasioned thereby. Tenant shall provide Landlord with any and all keys, codes, etc. to operate the Security System in case of emergency and shall cooperate with any tenants of the Building to ensure access thereto during Building Hours.

     11.2 LANDLORD'S REPAIR AND MAINTENANCE OBLIGATIONS. Subject to Articles 15 and 16, Landlord shall, as part of the Operating Expenses (to the extent permitted by Article 5), repair and maintain in good order and condition (reasonable wear and tear excepted): (a) the structural portions of the Premises; (b) the Base Building, (c) the Basic Building Systems located outside the Premises; (d) the exterior portions of the Building and Project, and (e) all other common areas located in the Building, or in or on the Project, including the parking facilities serving the Building. Repairs shall be made promptly when appropriate to keep the applicable portion of the Premises, Building, Project, and other items in the condition described in this clause. Landlord shall not be in default of its repair and maintenance obligations under this Section 11.2 if Landlord performs the repairs and maintenance within thirty (30) days after written notice by Tenant to Landlord of the need for such repairs and maintenance. If, due to the nature of the particular repair or maintenance obligation, more than thirty (30) days are reasonably required to complete it, Landlord shall not be in default under this Section 11.2 if Landlord begins work within this thirty-day (30-day) period and diligently prosecutes this work to completion. Except as provided in Section 11.3, no abatement of rent and no liability of Landlord shall result for any injury to or interference with Tenant's business arising from the making of or failure to make any repairs, replacements, alterations, or improvements in or to any portion of the Premises, Building, Project, fixtures, appurtenances, or equipment. Except as provided in Section 11.3, Tenant waives and releases its rights, including its right to make repairs at Landlord's expense, under California Civil Code Sections 1941-1942 or any similar law, statute, or ordinance now or hereafter in effect.

     11.3 TENANT'S RIGHT TO MAKE REPAIRS AND DEDUCT COSTS. If Tenant provides notice to Landlord of an event or circumstance that requires the action of Landlord with respect to the repairs or maintenance to the Premises or Base Building Systems servicing the Premises as set forth in Section 11.2, and Landlord fails to provide such action as required by the terms of this Lease within the period specified in Section 11.2, Tenant may take the required action if, (a) Tenant delivers to Landlord an additional written notice advising Landlord that Tenant intends to take the required action if Landlord does not begin the required repair or maintenance within ten (10) days after written notice, and (b) Landlord fails to begin the required work within the ten-day (10) period.

     If within thirty (30) days after receipt of Tenant's written demand for payment of Tenant's costs incurred in taking such action on Landlord's behalf (including a reasonably particularized statement), Landlord has not paid the invoice or delivered to Tenant a detailed written objection to it, Tenant may deduct from Rent payable by Tenant under this Lease the amount set forth in the invoice. Tenant shall not be entitled to this deduction from Rent, however, if, within thirty (30) days after receipt of Tenant's invoice, Landlord in good faith delivers to Tenant written objection to its payment, setting forth with reasonable particularity Landlord's reasons for its claim that Landlord did not have to take this action under the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive). If Landlord and Tenant are unable to resolve this disagreement, Tenant's sole remedy shall be to institute legal proceedings against Landlord to collect the amount set forth in Tenant's invoice.

                                  Article 12
                         ALTERATIONS AND ADDITIONS

     12.1. LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions, or changes to the Premises
("Alterations") without obtaining Landlord's prior written consent.

          12.1.1. CONSENT PROCEDURE: CONDITIONS. Tenant shall request such consent by written notice to Landlord, which must be accompanied by detailed and complete plans and specifications for the proposed work. As a condition of its consent to Alterations, Landlord may impose any requirements that Landlord considers desirable, including a requirement that Tenant provide Landlord with a surety bond, a letter of credit, or other financial assurance that the cost of the Alterations will be paid when due.

          12.1.2. REASONABLE CONSENT. Landlord shall not unreasonably withhold its consent to proposed Alterations. The Alterations for which Landlord may reasonably withhold consent include those that would or could:
(a) affect the structure of the Building or any portion of the Building other than the interior of the Premises; (b) affect the Base Building Systems of the Premises or Building; (c) result in Landlord's being required under Laws and Orders (other than the ADA) to perform any work that Landlord could otherwise avoid or defer ("Additional Required Work"); (d) result in an increase in the demand for utilities or services that Landlord is required to provide; or (e) cause an increase in the premiums for hazard or liability insurance carried by Landlord. "Base Building Systems" means all systems and equipment (including plumbing; heating, ventilation and air conditioning, electrical; fire/life safety; and elevator but excluding Tenant's Security System and Generator) that serve all or part of the Building.

          12.1.3. COST OF REVIEW. Tenant shall reimburse Landlord for the reasonable fees and costs of any architects, engineers, or other consultants retained by Landlord to review the proposed Alterations.

     12.2. COMPLIANCE OF ALTERATIONS WITH LAWS AND INSURANCE REQUIREMENTS. Tenant shall cause all Alterations to comply with the following: (a) applicable Laws and Orders; (b) applicable requirements of a fire rating bureau; or (c) applicable requirements of Landlord's hazard insurance carrier to the extent that Tenant is informed of them. Tenant shall also comply with those requirements in the course of constructing the Alterations. Before beginning construction of any Alteration, Tenant shall obtain a valid building permit and any other permits required by any government entity having jurisdiction over the Premises. Tenant shall provide copies of those permits to Landlord before the work begins. Tenant shall, at Tenant's sole expense, perform any Additional Required Work in the Premises, which shall be subject to the same requirements as any Alteration. If any Additional Required Work must be performed outside the Premises, Landlord may elect to perform that work at Tenant's expense. No consent by Landlord to any proposed work shall constitute a waiver of Tenant's obligations under this Section 12.2.

     12.3. MANNER OF CONSTRUCTION. Tenant shall build Alterations entirely within the Premises and in conformance with Landlord's construction rules and regulations, using only contractors and subcontractors approved in writing by Landlord. All work relating to any Alterations shall be done in a good and workmanlike manner, using new materials equivalent in quality to those used in the construction of the initial improvements to the Premises. All work shall be diligently prosecuted to completion. Tenant shall ensure that all work is performed in a manner that does not obstruct access to or through the Building or its common areas and that does not interfere either with other tenants' use of their premises or with any other work being undertaken in the Building. Tenant shall take all measures necessary to ensure that labor peace is maintained at all times. Within twenty (20) days after completion of any Alterations, Tenant shall deliver to Landlord a reproducible copy of the drawings of Alterations as built.

     12.4. PAYMENT FOR IMPROVEMENTS. Tenant shall promptly pay all charges and costs incurred in connection with any Alteration, as and when required by the terms of any agreements with contractors, designers, or suppliers. At least seven (7) days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. On completion of any Alteration, Tenant shall: (a) cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located, in accordance with Civil Code
Section 3093 or any successor statute, and (b) deliver to Landlord evidence of full payment and unconditional final waivers of all liens for labor, services, or materials.

     12.5. CONSTRUCTION INSURANCE. Before construction begins, Tenant shall deliver to Landlord reasonable evidence that damage to, or destruction of, the Alterations during construction will be covered either by the policies that Tenant is required to carry under Article 14 or by a policy of builder's all risk insurance in an amount approved by Landlord. If Landlord requires Tenant to provide builder's all risk insurance for the proposed Alterations, Tenant shall provide a copy of the policy, any endorsements, and an original certificate of insurance that complies with Subsection 14.8.2. Tenant shall cause each contractor and subcontractor to maintain all workers' compensation insurance required by law and liability insurance (including property damage) in amounts reasonably required by Landlord. Tenant shall provide evidence of that insurance to Landlord before construction begins.

     12.6. LANDLORD'S PROPERTY. All Alterations, signs, fixtures, or equipment that may be installed or placed in or about the Premises from time to time shall be and become the property of Landlord on installation. Tenant may remove any trade fixtures or freestanding kitchen or office equipment that Tenant can substantiate to Landlord has not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord. Tenant must repair any damage to the Premises and Buildings caused by that removal.

                [placeholder for missing folio of hard copy] the Premises or Building, including the violation of or failure to comply with any applicable laws, statutes, ordinances, standards, rules, regulations, orders, decrees, or judgments in existence on the Lease Commencement Date or enacted, promulgated, or issued after the date of this Lease, except to the extent that compliance with such legal requirements is expressly made the responsibility of Landlord in Article 8, 11 of 15; and (c) any breach or default in performance of any obligation on Tenant's part to be performed under this Lease.

          14.2.2. DEFINITION OF CLAIMS. For purposes of this Lease, "Claims" means any and all claims, losses, costs, damage, expenses, liabilities, liens, actions, causes of action (whether in tort or contract, law or equity, or otherwise), charges, assessments, fines, and penalties of any kind (including consultant and expert expenses, court costs, and attorney fees actually incurred).

          14.2.3. TYPE OF INJURY OR LOSS. This indemnification extends to and includes Claims for: (a) injury to any persons (including death at any time resulting from that injury); (b) loss of, injury or damage to, or destruction of property (including all loss of use resulting from that loss, injury, damage, or destruction); and (c) all economic losses and consequential or resulting damage but only to the extent incurred by Landlord in connection with (1) a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease or (2) any repair, physical construction, or work of improvement performed by or on behalf of Tenant in the Building.

          14.2.4. ACTIVE OR PASSIVE NEGLIGENCE; STRICT LIABILITY. Tenant's indemnification in Subsection 14.2.1 shall not apply to any Claim caused by or arising out of the active or passive negligence of Landlord Parties or to the extent that a Claim against Landlord Parties actually or allegedly arises out of the willful misconduct of Landlord Parties, except for damage to the Tenant Improvements or Tenant's personal property, fixtures, furniture, and equipment in the Premises to the extent that such damage is covered by insurance that Tenant is required to carry under this Lease (or would have been covered had Tenant carried the insurance required under this Lease). Except as provided in this Subsection 14.2.4, nothing in this Lease shall impose any obligation on Landlord to be responsible for or liable for, and Tenant releases Landlord from all liability for consequential damages suffered by Tenant and nothing in this Lease imposes any obligation on Tenant to be responsible for or liable for, and Landlord releases Tenant from all liability for, consequential damages suffered by Landlord.

          14.2.5. INDEMNIFICATION INDEPENDENT OF INSURANCE OBLIGATIONS. The indemnification provided in this Article 14 may not be construed or interpreted as in any way restricting, limiting, or modifying Tenant's insurance or other obligations under this Lease and is independent of Tenant's insurance and other obligations. Tenant's compliance with the insurance requirements and other obligations under this Lease shall not in any way restrict, limit, or modify Tenant's indemnification obligations under this Lease.

          14.2.6. ATTORNEY FEES. The prevailing party shall be entitled to recover its actual attorney fees and court costs incurred in enforcing the indemnification clauses set forth in this Section 14.2.

          14.2.7. SURVIVAL OF INDEMNIFICATION. The clauses of this Section
14.2 shall survive the expiration or earlier termination of this Lease until all claims against Landlord Parties involving any of the indemnified matters are fully, finally, and absolutely barred by the applicable statutes of limitations.

          14.2.8. LANDLORD'S INDEMNIFICATION OF TENANT. Landlord shall, with counsel reasonably acceptable to Tenant, indemnify, defend, and hold harmless Tenant Parties from and against all Claims resulting from the negligent acts, omission, or willful misconduct of Landlord Parties in connection with Landlord Parties' activities in, on, or about the Real property or Building, except to the extent that such Claim is for damage to the Tenant Improvements and Tenant's personal property, fixtures, furniture, and equipment in the Premises and is covered by insurance that Tenant is required to obtain under this Lease (or would have been covered had Tenant carried the insurance required under this Lease).

     14.3 COMPLIANCE WITH INSURER REQUIREMENTS. Tenant shall, at Tenant's sole expense, comply with all commercially reasonable requirements, guidelines, rules, orders, and similar mandates and directives pertaining to the use of the Premises and the Building, whether imposed by Tenant's insurers, Landlord's insurers, or both. If Tenant's business operations, conduct, or use of the Premises or the Building cause any incease in premium for any insurance policies carried by Landlord, Tenant shall, within ten (10) business days after receipt of written notice from Landlord, reimburse Landlord for the increase. Tenant shall, at Tenant's sole expense, comply with all rules, orders, regulations, or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and of any similar body.

     14.4. TENANT'S LIABILITY COVERAGE. Tenant shall, at Tenant's sole expense, maintain the coverages set forth in this Section 14.4.

          14.4.1. COMMERCIAL GENERAL LIABILITY INSURANCE. Tenant shall obtain commercial general liability insurance written on an "occurrence" policy form, covering bodily injury, property damage, personal injury, and advertising injury arising out of or relating (directly or indirectly) to Tenant's business operations, conduct, assumed liabilities, or use or occupancy of the Premises or the Building.

          14.4.2. BROAD FORM COVERAGE. Tenant's liability coverage shall include all the coverages typically provided by the Broad Form Comprehensive General Liability Endorsement, including broad form property damage coverage (which shall include coverage for completed operations). Tenant's liability coverage shall further include premises operations coverage, products completed operations coverage, owners and contractors protective coverage (when reasonably required by landlord), and the broadest available form of contractual liability coverage. It is the

(when reasonably required by landlord), and the broadest available form of contractual liability coverage. It is the parties' intent that Tenant's contractual liability coverage provide coverage to the maximum extent possible of Tenant's indemnification obligations under this Lease.

           14.4.3. PRIMARY INSURED. Tenant shall be the first or primary named insured.

           14.4.4. ADDITIONAL INSURED. Landlord Parties and any lender of Landlord shall be named by endorsement as additional Insured under Tenant's general liability coverage. The additional insured endorsement must be on ISO Form CG 20 11 11 85 or an equivalent acceptable to Landlord, with such modifications as Landlord may require.

           14.4.5. CROSS LIABILITY; SEVERABILITY OF INTERESTS. Tenant's general liability policies shall be endorsed as needed to provide cross liability coverage for Tenant, Landlord, and any lender of Landlord and to provide severability of interests.

           14.4.6. PRIMARY INSURANCE ENDORSEMENTS FOR ADDITIONAL INSUREDS. Tenant's general liability policies shall be endorsed as needed to provide that the insurance afforded by those policies to the additional insured is primary and that all insurance carried by Landlord Parties is strictly excess and secondary and shall not contribute with Tenant's liability insurance.

           14.4.7. SCOPE OF COVERAGE FOR ADDITIONAL INSUREDS. The coverage afforded to Landlord and any lender of Landlord must be at least as broad as that afforded to Tenant and may not contain any terms, conditions, exclusions, or limitations applicable to Landlord or any lender of Landlord that do not apply to Tenant.

           14.4.8. DELIVERY OF CERTIFICATE, POLICY, AND ENDORSEMENTS. Before the Lease Commencement Date, Tenant shall deliver to Landlord the endorsements referred to in this Section 14.4 as well as an original certificate of insurance, executed by an authorized agent of the insurer or insurers, evidencing compliance with the liability insurance requirements. The certificate shall provide for no less than ten (10) days' advance written notice to Landlord from the insurer or insurers of any cancellation, non-renewal, or material change in coverage or available limits of liability and shall confirm compliance with the liability insurance requirements in this Lease. The "endeavor to" and "failure to mail such notice shall impose no obligation or liability of any kind upon the Company" language and any similar language shall be stricken from the certificate.

           14.4.9. CONCURRENCY OF PRIMARY, EXCESS, AND UMBRELLA POLICIES. Tenant's liability insurance coverage may be provided by a combination of primary, excess, and umbrella policies, but those policies must be absolutely concurrent in all respects regarding the coverage afforded by the policies. The coverage of any excess or umbrella policy must be at least as broad as the coverage of the primary policy.

           14.4.10. LIABILITY LIMITS. The minimum acceptable limit of liability for Tenant's liability insurance is two million dollars ($2,000,000) (general aggregate other than products and completed operations).

           14.4.11. "PER LOCATION" ENDORSEMENT. Tenant shall, at Tenant's sole expense, procure a "per location" endorsement or equivalent reasonably acceptable to Landlord so that the general aggregate and other limits apply separately and specifically to the Premises.

     14.5. TENANT'S WORKERS' COMPENSATION AND EMPLOYER LIABILITY COVERAGE. Tenant shall procure and maintain workers' compensation insurance as required by law and employer's liability insurance with the limits of no less than one million dollars ($1,000,000).

     14.6. TENANT'S FIRST PARTY INSURANCE. Tenant shall, at Tenant's sole expense, procure and maintain the first party insurance coverages described in this Section 14.6.

           14.6.1. TENANT'S PROPERTY INSURANCE. Tenant shall procure and maintain property insurance coverage for all office furniture, trade fixtures, office equipment, merchandise, and all other items of Tenant's property in, on, at, or about the Premises and the Building, including property installed by, for, or at the expense of Tenant but excluding Tenant Improvements, as defined in the Tenant Improvement Agreement and all other improvements, betterment's, alterations, and additions to the Premises. Tenant's property insurance must fulfill the following requirements: (a) it must be written on the broadest available "all risk" (special causes of loss) policy form or an equivalent form acceptable to Landlord; (b) it must include an agreed amount endorsement for no less than one hundred percent (100%) of the full replacement cost (new without deduction for depreciation) of the covered items and property; and (c) the amounts of coverage must meet any coinsurance requirements of the policy or policies. It is the parties' intent that Tenant shall structure its property insurance program so that no coinsurance penalty shall be imposed and there shall be no valuation shortfalls or disputes with any insurer or with Landlord. The property insurance coverage shall include vandalism and malicious mischief coverage, sprinkler leakage coverage, and earthquake sprinkler leakage coverage. Landlord shall maintain property insurance coverage for the Tenant Improvements, as defined in the Tenant Improvement Agreement, and for all other improvements, betterments, alterations, and additions to the Premises.

           14.6.2. BUSINESS INCOME AND EXTRA EXPENSE COVERAGE. Tenant shall further procure and maintain business income (business interruption) insurance and extra expense coverage with coverage amounts that shall reimburse Tenant for all direct or indirect loss of income and charges and costs incurred arising out of all perils insured against by Tenant's property insurance coverage, including prevention of, or denial of use of or access to, all or part of the Premises or the Building, as a result of those perils. The business income and extra expense coverage shall provide coverage for no less than three (3) months of the loss of income, charges, and costs contemplated under the Lease and shall be carried in amounts necessary to avoid any coinsurance penalty that could apply. The insurer that issues Tenant's other first party coverage shall issue the business income and extra expense coverage.

     14.7. OTHER TENANT INSURANCE COVERAGE. Tenant shall, at Tenant's own expense, procure and maintain any other and further insurance coverages that Landlord or Landlord's lender may reasonably require. Tenant shall not, however, be required to procure or maintain other and further coverages that are beyond those typically maintained by similarly situated tenants leasing reasonably similar amounts and types of space for similar use in comparable buildings in the same sub-market or not available at commercially reasonable rates.

     14.8. FORM OF POLICIES AND ADDITIONAL REQUIREMENTS.

           14.8.1. INSURANCE INDEPENDENT OF EXCULPATION AND INDEMNIFICATION. The insurance requirements set forth in Sections 14.4-14.9 are independent of Tenant's exculpation, indemnification, and other obligations under this Lease and shall not be construed or interpreted in any way to restrict, limit, or modify Tenant's exculpation, indemnification, and other obligations or to limit Tenant's liability under this Lease.

           14.8.2. FORM OF POLICIES. In addition to the requirements set forth in Subsection 14.4.8, the insurance required of Tenant under this Article 14 must: (a) name Landlord and any other party Landlord specifies by endorsement as an additional insured; (b) be issued by an insurance company with a rating of no less than ABVIII in the current Best's Insurance Guide, or that is otherwise reasonably acceptable to Landlord, and admitted to engage in the business of insurance in the State of California; (c) be primary insurance for all claims under it and provide that any insurance carried by Landlord Parties and Landlord lenders is strictly excess, secondary, and noncontributing with any insurance carried by Tenant; and (d) provide that insurance may not be canceled, non-renewed, or the subject of material change in coverage or available limits of coverage, except on ten (10) days' prior written notice to Landlord and Landlord's lenders.

           14.8.3. TENANT'S DELIVERY OF POLICY, ENDORSEMENTS, AND CERTIFICATES. Tenant shall deliver the certificates required by this Article 14, to Landlord: (a) on or before the Lease Commencement Date, (b) at least thirty (30) days before the expiration date of any policy, and (c) on renewal of any policy.

           14.8.4. DEDUCTIBLE AND SELF INSURED RETENTION'S. All deductibles and self-insured retention's under Tenant's policies shall be generally consistent with those typically maintained by similarly situated tenants leasing reasonably similar amounts and types of space for similar use in comparable buildings in the same sub-market.

     14.9. WAIVER OF SUBROGATION. Landlord and Tenant agree to cause the insurance companies issuing their respective property (first party) insurance to waive any subrogation rights that those companies may have against Tenant or Landlord, respectively, as long as the waiver does not invalidate the insurance. If the waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant waive any right that either may have against the other on account of any loss or damage to their respective property to the extent that the loss or damage is insured under their respective insurance policies.

                                   Article 15
                             DAMAGE AND DESTRUCTION

     15.1. REPAIR OF DAMAGE BY LANDLORD. Tenant agrees to notify Landlord in writing promptly of any damage to the Premises resulting from fire, earthquake, or any other identifiable event of a sudden, unexpected, or unusual nature ("Casualty"). If the Premises are damaged by a Casualty or any common areas of the Building providing access to the Premises are damaged to the extent that Tenant does not have reasonable access to the Premises and if neither Landlord nor Tenant has elected to terminate this Lease under Section 15.3 or 15.4, Landlord shall promptly and diligently restore such common areas, the Base Building of the Premises, and the Tenant Improvements originally constructed by Landlord to substantially the same condition as existed before the Casualty, except for modifications required by building codes and other laws and except for any other modifications to the common areas considered desirable by Landlord. In making these modifications, Landlord shall not materially impair Tenant's access to the Premises. Landlord's obligation to restore is subject to reasonable delays for insurance adjustment and other matters beyond Landlord's reasonable control and subject to the other clauses of this Article
15. If Tenant requests that Landlord modify the Tenant Improvements in connection with the rebuilding, Landlord may condition its consent to those modifications on: (a) Tenant's payment to Landlord before construction is begun of any sums in excess of the amount of insurance proceeds received by Landlord that are needed to complete the Tenant Improvements; and (b) Confirmation by Landlord's architect or contractor that the modifications will not increase the scope of work or the time necessary to complete the Tenant Improvements.

     15.2. REPAIR PERIOD NOTICE.  Landlord shall, within the later of (a) sixty
(60) days after the date on which Landlord determines the full extent of the damage caused by the Casualty or (b) thirty (30) days after Landlord has determined the extent of the insurance proceeds available to effectuate repairs, provide written notice to Tenant indicating the anticipated period for repairing the Casualty ("Repair Period Notice"). The Repair Period Notice shall also state, if applicable, Landlord's election either to repair or to terminate the Lease under Section 15.3.

     15.3. LANDLORD'S OPTION TO TERMINATE OR REPAIR. Landlord may elect either to terminate this Lease or to effectuate repairs if: (a) the Repair Period Notice estimates that the period for repairing the Casualty exceeds two hundred and ten (210) days from the date of the commencement of the repair; (b) the estimated repair cost exceeds the insurance proceeds, if any, available for such repair (not including the deductible, if any, on Landlord's property insurance), plus any amount that Tenant is obligated or elects to pay for such repair; (c) the estimated repair cost of the Premises or the Building, even though covered by insurance, exceeds fifty percent (50%) of the full replacement cost; or (d) the Building cannot be restored except in a substantially different structural or architectural form than existed before the Casualty. Landlord's election shall be stated in the Repair Period Notice.

     15.4. TENANT'S OPTION TO TERMINATE. If the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the Casualty exceeds two hundred and ten (210) days, Tenant may elect to terminate this Lease by providing written notice (Tenant's Termination Notice) to Landlord within ten
(10) days after receiving the Repair Period Notice. If Tenant does not elect to terminate within this ten-day (10 day) period, Tenant shall be considered to have waived the option to terminate.

     15.5. RENT ABATEMENT DUE TO CASUALTY. Landlord and Tenant agree that, if the Casualty was not the result of negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Tenant shall be provided with a proportionate abatement of Rent based on the Rentable Square Footage of the Premises rendered unusable (due to physical damage to the Premises or Base Building Systems or the unavailability of access to the Premises) and not used by Tenant, but only to the extent that Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as a part of Operating Expenses. That proportional abatement, if any, shall be provided during the period beginning on the later of (a) the date of the Casualty or (b) the date on which Tenant ceases to occupy the Premises and ending on the date of Substantial Completion of Landlord's restoration obligations as provided in this Article 15. Subject to Section 15.4. the Rent abatement provided in this Section 15.5 is Tenant's sole remedy due to the occurrence of the Casualty. Landlord shall not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damage (including but not limited to lost profits of Tenant or loss of or interference with Tenant's business), whether or not caused by the negligence of Landlord or Landlord's employees, contractors, licensees, or invitees, due to, arising out of, or as a result of the Casualty (including but not limited to the termination of the Lease in connection with the Casualty). Tenant agrees to maintain business interruption insurance in amounts and with coverage no less than that required by Subsection 14.7.2 to provide coverage regarding such matters.

     15.6. DAMAGE NEAR END OF TERM.  Despite any other provisions of this
Article 15, if the Premises or the Building is destroyed or damaged by a Casualty during the last eighteen (18) months of the Lease Term, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of that option within thirty (30) days after that damage or destruction.

     15.7. EFFECTIVE DATE OF TERMINATION; RENT APPORTIONMENT. If Landlord or Tenant elects to terminate this Lease under this Article 15 in connection with a Casualty, this termination shall be effective thirty (30) days after delivery of notice of such election. Tenant shall pay Rent, properly apportioned up to the date of the Casualty. After the effective date of this termination, Landlord and Tenant shall be discharged of all future obligations under this Lease, except for those provisions that, by their terms, survive the expiration or earlier termination of the Lease.

     15.8. WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including those in this Article 15, constitute an express agreement between Landlord and Tenant that applies in the event of any Casualty, to the Premises, Building, or Project. Tenant, therefore, fully waives the provisions of any statute or regulation, including California Civil Code Sections 1932(2) and 1933(4), for any rights or obligations concerning a Casualty.

                                  Article 16
                                 CONDEMNATION

     16.1. DEFINITION OF "CONDEMNATION". As used in this Lease, the term "Condemnation" means a permanent taking through (a) the exercise of any government power (by legal proceedings or otherwise) by any public or quasi public authority or by any other party having the right of eminent domain ("Condemnor") or (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of exercise of eminent domain by a Condemnor or while legal proceedings for condemnation are pending.

     16.2. EFFECT ON RIGHTS AND OBLIGATIONS. If, during the Lease Term or the period between the date of execution of this Lease and the date on which the Lease Term begins, there is any Condemnation of all or part of the Premises, Building, or Project on which the Premises and Building are constructed, the rights and obligations of the parties shall be determined under this Article 16, and Rent shall not be affected or abated except as expressly provided in this Article. Landlord shall notify Tenant in writing of any Condemnation within thirty (30) days after the later of (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking ("Condemnation Notice").

     16.3. TERMINATION OF LEASE.

           16.3.1. DEFINITION OF "TERMINATION DATE". The "Termination Date" shall be the earliest of: (a) the date on which Condemnor takes possession of the property subject to the Condemnation; (b) the date on which title to the property that is subject to the Condemnation is vested in Condemnor; (c) if Landlord has elected to terminate, the date on which Landlord requires possession of the property in connection with the Condemnation, as

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specified in written notice delivered to Tenant no less than thirty (30) days before that date, or (d) if Tenant has elected to terminate, thirty (30) days after Landlord's receipt of written notice of termination from Tenant. If both Landlord and Tenant have elected to terminate under this Article 16, the Termination Date shall be the earliest of the dates described in (a) - (c) above.

                  16.3.2. AUTOMATIC TERMINATION. If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Termination Date, and the Condemnation Award shall be allocated between Landlord and Tenant in accordance with Section 16.5.

                  16.3.3. LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the option to terminate this Lease if: (a) ten percent (10%) or more of the Rentable Square Feet of the Building or the Premises is taken through Condemnation; (b) any portion of the Building or Project necessary for Landlord to operate the Building efficiently is taken through Condemnation; or (c) any other areas providing access to the Premises or Building are taken through Condemnation. To elect to terminate the Lease under this Subsection
16.3.3. Landlord must provide written notice of its election ("Landlord's Taking Termination Notice") to Tenant within thirty (30) days after the later of (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking. In that event, this Lease shall be terminated on the Termination Date, and all Rent shall be prorated to that date. If Landlord does not elect to terminate under this Subsection 16.3.3. Landlord shall, subject to Subsection 16.3.4. be obligated to the extent of severance damages received by Landlord to reasonably restore (to the extent feasible) the Premises or access to the Premises, subject to Landlord's obtaining all necessary approvals, permits, and authorizations relating to such work.

                  16.3.4. TENANT'S RIGHT TO TERMINATE.

                           16.3.4.1.  GROUNDS; TERMINATION NOTICE.  Tenant
shall have the option to terminate this Lease by providing thirty (30) days' written notice to Landlord if one or both of the following are taken through
Condemnation: (a) twenty five percent (25%) or more of the Usable Square Feet of the Premises; or (b) any portion of the Building that provides Tenant with its access to the Premises and that, if taken, would eliminate Tenant's access to the Premises. Tenant's notice must be given within thirty (30) days after Tenant's receipt of the Condemnation Notice required by Section 16.2.

                           16.3.4.2. LANDLORD'S RESTORATION NOTICE. Despite
Tenant's termination right, this Lease shall continue in full force and effect if Landlord gives Tenant written notice ("Restoration Notice") within thirty (30) days after the date on which the nature and extent of the Condemnation are finally determined, stating that: (a) Landlord shall, at Landlord's sole expense, reconfigure the remaining Premises or provide alternative, reasonable access to Tenant so that the area of the Premises shall be substantially the same after the Condemnation and Tenant shall have reasonable access to the Premises after the Condemnation; (b) Landlord shall begin the restoration as soon as reasonably practicable; and (c) Landlord has reasonably determined that such restoration can be completed within ninety
(90) days after the date of the notice.

                  16.3.5. TENANT'S WAIVER. Tenant agrees that its rights to terminate this Lease due to partial Condemnation are governed by this Article
16. Tenant waives all rights it may have under California Code of Civil Procedure Section 1265.130, or otherwise, to terminate this Lease based on a partial Condemnation.

                  16.3.6. PRORATION OF RENT. If this Lease is terminated under this Article 16, the termination shall be effective on the Termination Date, and Landlord shall prorate Rent to that date. Tenant shall be obligated to pay Rent for the period up to, but not including, the Termination Date as prorated by Landlord. Landlord shall return to Tenant prepaid Rent allocable to any period on or after the Termination Date.

         16.4. EFFECT OF CONDEMNATION IF LEASE IS NOT TERMINATED If any part of the Premises is taken by Condemnation and this Lease is not terminated. Rent shall be proportionately reduced based on the Rentable Square Footage of the Premises taken. Landlord and Tenant agree to enter into an amendment to this Lease within thirty (30) days after the partial taking, confirming the reduction in Rentable Square Footage of the Premises and the reduction in Rent. If Landlord gives Tenant a timely Restoration Notice under Subsection
16.3.4.2. this Lease shall continue in full force and effect without any reduction of Rent (unless the Premises as restored are smaller than the existing Premises, in which case Rent shall be proportionally reduced based on the reduced Rentable Square Footage), except that Rent shall be abated for the portion of the Premises not usable by Tenant until Landlord completes the restoration as provided in the Restoration Notice.

         16.5 ALLOCATION OF AWARD.

                  16.5.1. LANDLORD'S RIGHT TO AWARD. Except as provided in Subsection 16.5.2 in connection with a Condemnation: (a) Landlord shall be entitled to receive all compensation and anything of value awarded, paid, or received in settlement or otherwise ("Award"); and (b) Tenant irrevocably assigns and transfers to Landlord all rights to and interests in the Award and fully releases and relinquishes any claim to, right to make a claim on, or interest in the Award, including any amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the present value as of the Termination Date of the Rent payable for the remainder of the Term (commonly referred to as the "bonus value" of the Lease).

                  16.5.2. TENANT'S RIGHT TO COMPENSATION. Despite 16.5.1. Tenant shall have the right to make a separate claim in the Condemnation proceeding, as long as the Award payable to Landlord is not reduced thereby, for: (a) the taking of the unamortized or under appreciated value of any leasehold improvements owned by Tenant that Tenant has the right to remove at the end of the Lease Term and that Tenant elects not to remove; (b) reasonable removal and relocation costs for any leasehold improvements that Tenant has the right to remove and elects to remove (if Condemnor approves of the removal); and (c) relocation costs under Government Code Section 7262, the claim for which Tenant may pursue by separate action independent of this Lease.

         16.6. TEMPORARY TAKING. If a temporary taking of part of the Premises occurs through (a) the exercise of any government power (by legal proceedings or otherwise) by Condemnor or (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of exercise or eminent domain by a Condemnor or while legal proceedings for condemnation are pending. Rent shall abate during the time of such taking in proportion to the portion of the Premises taken. The entire Award relating to the temporary taking shall be and remain the property of Landlord. Tenant irrevocably assigns and transfers to Landlord all rights to and interest in the Award and fully releases and relinquishes any claim to, right to make a claim on, and any other interest in the Award.

                                   Article 17
                           ASSIGNMENT AND SUBLEASING

         17.1. RESTRICTED TRANSFERS.

                  17.1.1. CONSENT REQUIRED; DEFINITION OF "TRANSFER". Except as otherwise provided in this Article 17, Tenant shall obtain Landlord's written consent before entering into or permitting any Transfer. A "Transfer" consists of any of the following, whether voluntary or involuntary and whether effected by death, operation of law, or otherwise, (a) any assignment, mortgage, pledge, encumbrance, or other transfer of any interest in this Lease; (b) any sublease or occupancy of any portion of the Premises by any persons other than Tenant and its employees; and (c) any of the changes (e.g., a change of ownership or reorganization) included in the definition of Transfer in Section 17.7. Any person to whom any Transfer is made or sought to be made is a "Transferee".

                  17.1.2. LANDLORD'S REMEDIES. If a Transfer fails to comply with this Article 17, Landlord may, at its option, do either or both of the following: (a) void the Transfer or (b) declare Tenant in material and incurable default under Section 22.1 notwithstanding any cure period specified in Section 22.1.

         17.2. TRANSFER PROCEDURE. Before entering into or permitting any transfer, Tenant shall provide to Landlord a written "Transfer Notice" at least forty-five (45) days before the proposed effective date of the Transfer. The Transfer Notice shall include all of the following: (a) information regarding the proposed Transferee, including the name, address, and ownership of Transferee; the nature of Transferee's business;
Transferee's character and reputation; and Transferee's current financial statements (certified by an officer, a partner, or an owner of Transferee);
(b) all the terms of the proposed Transfer, including the consideration payable by Transferee, the portion of the Premises that is subject to the Transfer ("Subject Space"): a general description of any planned alterations or improvements to the Subject Space; the proposed use of the Subject Space: the effective date of the Transfer; a calculation of the "Transfer Premium", as defined in Subsection 17.4.1. payable in connection with the Transfer, and a copy of all documentation concerning the proposed Transfer (c) any other information or documentation reasonably requested by Landlord: and (d) an executed estoppel certificate from Tenant in the form attached to this Lease as EXHIBIT F. As a condition to the effectiveness of the Transfer Notice, Tenant shall, when providing a Transfer Notice, pay an application fee of $500.00 toward Landlord's administrative and other costs in reviewing and processing the Transfer Notice. In addition, within thirty (30) days after Landlord's written request, Tenant shall pay as Additional Rent any reasonable legal fees that Landlord incurs in reviewing and processing the Transfer Notice ("Transfer Fee"). Tenant shall pay the Transfer Fee whether or not Landlord consents to the Transfer. If Landlord consents to any Transfer and does not exercise its rights under Section 17.5. the following limits apply: (a) Landlord does not agree to waive or modify the terms and conditions of this Lease, (b) Landlord does not consent to any further
Transfer by either Tenant or Transferee, (c) Tenant remains liable under this Lease, and any guarantor of the Lease remains liable under the guaranty, (d) Tenant may enter into that Transfer in accordance with this Article 17 if:
(1) the Transfer occurs within six (6) months after Landlord's consent: (2) the Transfer is on substantially the same terms as specified in the Transfer Notice; and (2) Tenant delivers to Landlord, promptly after execution, an original, executed copy of all documentation pertaining to the Transfer in a form reasonably acceptable to Landlord (including Transferee's agreement to be subject and subordinate to the Lease and to assume Tenant's obligations under the Lease to the extent applicable to the Subject Space), (c) if the Transfer occurs after six (6) months or the terms of the Transfer have materially changed from those in the Transfer Notice, Tenant shall submit a new Transfer Notice under this Section 17.2. requesting Landlord's consent, and the Subject Space shall again be subject to Landlord's rights, if any, under Section 17.5. A material change is one the terms of which would have entitled Landlord to refuse to consent to the Transfer initially or would cause the proposed Transfer to be more favorable to Transferee than the terms in the original Transfer Notice.

         17.3. LANDLORD'S CONSENT.

                  17.3.1. REASONABLE CONSENT. Landlord may not unreasonably withhold its consent to any proposed Transfer that complies with this Article
17. Reasonable grounds for denying consent include any of the following: (a) Transferee's character, reputation, credit history, or business is not consistent with the character or quality of the Building; (b) Transferee is either a government agency or an instrumentality of one; (c) Transferee's intended use of the Premises is inconsistent with the Permitted Use or will materially and adversely affect Landlord's interest; (d) Transferee's financial condition is or may be inadequate to support the Lease obligations of Transferee under the Transfer document; (e) the Transfer would cause Landlord to violate another lease or agreement to which Landlord

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is a party or would give a Building tenant the right to cancel its lease; (f)
Transferee occupies space in the Building and such space is not contiguous to the Premises, is negotiating with Landlord to lease space in the Building, or has negotiated with Landlord during the six (6) months immediately preceding the Transfer Notice; or (g) Transferee does not intend to occupy the entire Premises and conduct business there for a substantial portion of the term of the Transfer.

                  17.3.2. LANDLORD'S WRITTEN RESPONSE. Within a reasonable time after receipt of a Transfer Notice that complies with Section 17.2. Landlord shall approve or disapprove the proposed Transfer in writing.

                  17.3.3. TENANT'S REMEDIES. If Landlord wrongfully denies or conditions its consent, Tenant may seek only declaratory and injunctive relief. Tenant specifically waves any damage claims against Landlord in connection with the withholding of consent.

                  17.3.4. TENANT'S INDEMNITY. Tenant shall indemnify, defend, and hold harmless Landlord from and against all Claims by any third party (including the proposed Transferee) arising out of or relating (directly or indirectly) to a proposed Transfer. If a judicial determination is made that any of the Claims were caused solely by Landlord's breach of this Article 17, however, Tenant's indemnity obligation shall not extend to those Claims.

         17.4.    TRANSFER PREMIUM.

                  17.4.1. TRANSFER PREMIUM. As a reasonable condition to Landlord's consent to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium, as defined in this Subsection 17.4.1. "Transfer Premium" means an Basic Rent, additional rent, and other consideration payable by Transferee to Tenant (including key money and bonus money and any payment in excess of fair market value for services rendered by Tenant to Transferee or assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with the Transfer ("Transferee Rent")), after deducting the Rent payable by Tenant under this Lease (excluding the Transfer Premium) for the Subject Space ("Tenant Rent"). If part of the Transfer Premium is payable by Transferee other than in cash, Landlord's share of that non-cash consideration shall be in a form reasonably satisfactory to Landlord. Tenant shall pay the Transfer Premium on a monthly basis, together with its payment of Additional Rent under Article 5. In calculating the Transfer Premium, Tenant Rent, Transferee Rent, and Quoted Rent, the parties shall first adjust the rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions, including any rent credit and tenant improvement allowance. For purposes of calculating the effective rent, all those concessions shall be amortized on a straight-line basis over the relevant term. On Landlord's request, Tenant shall furnish a complete statement, certified by an independent certified public accountant or Tenant's chief financial officer, describing in detail the computation of any Transfer Premium that Tenant has derived or will derive from the Transfer. If Landlord's independent certified public accountant finds that the Transfer Premium for any Transfer has been understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of that audit. If Tenant has understated the Transferee Premium by more than ten percent (10%), Landlord may, at it option, declare Tenant in material and incurable default under Section 22.1 notwithstanding any cure period specified in Section 22.1.

         17.5 LANDLORD'S OPTION TO RECAPTURE SPACE.

                  17.5.1. LANDLORD'S RECAPTURE RIGHT. Despite any other provision of this Article 17, Landlord has the option by written notice to Tenant ("Recapture Notice") within thirty (30) days after receiving any Transfer Notice, to recapture the Subject Space by terminating this Lease for the Subject Space or taking an assignment of a sublease of the Subject Space from Tenant. A timely Recapture Notice terminates this Lease or creates an assignment or a sublease for the Subject Space for the same term as the proposed Transfer effective as of the date specified in the Transfer Notice. If Landlord declines or fails timely to deliver a Recapture Notice, Landlord shall have no further right under this Section 17.5 to the Subject Space unless it becomes available again after Transfer by Tenant.

                  17.5.2. CONSEQUENCES OF RECAPTURE. To determine the new Basic Rent under this Lease if Landlord recaptures the Subject Space, the original Basic Rent under the Lease shall be multiplied by a fraction, the numerator of which is the Rentable Square Feet of the Premises retained by Tenant after Landlord's recapture and the denominator of which is the total Rentable Square Feet of the Premises before Landlord's recapture. The Additional Rent, to the extent that it is calculated on the basis of the Rentable Square Feet within the Premises, shall be reduced to reflect Tenant's proportionate share based on the Rentable Square Feet of the Premises retained by Tenant after Landlord's recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this Lease necessitated by Landlord's recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord's sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant. Tenant shall, however, pay for painting, covering, or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

         17.6. EFFECT OF TRANSFER. If this Lease is assigned, Landlord may collect Rent directly from Transferee. If all or part of the Premises is subleased and Tenant defaults, Landlord may collect Rent directly from Transferee. Landlord may then apply the amount collected from Transferee to Tenant's monetary obligations under this Lease. Collecting Rent from a Transferee or applying that Rent to Tenant's monetary obligations does not waive any provisions of this Article 17.

         17.7.  TRANSFERS OF OWNERSHIP INTERESTS AND OTHER ORGANIZATIONAL
CHANGES.

                17.7.1. CHANGE OF OWNERSHIP; REORGANIZATION. For purposes of this Article 17, "Transfer" also includes: (a) if Tenant is a partnership or limited liability company: (1) a change in ownership effected voluntarily, involuntarily, or by operation of law within a twelve month (12 month) period, of twenty five percent (25%) or more of the partners or members or twenty five percent (25%) or more of the partnership or membership interests; or (2) the dissolution of the partnership or limited liability company without its immediate reconstitution, (b) if Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter): (1) the sale or other transfer, within a twelve month (12 month) period, of more than an aggregate of twenty five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death); (2) the sale, mortgage, hypothecation, or pledge, within a twelve month (12 month) period, of more than an aggregate of twenty five percent (25%) of the value of Tenant's unencumbered assets; or (3) the dissolution, merger, consolidation, or other reorganization of Tenant.

                17.7.2. TRANSFER TO AFFILIATE. Despite any other provision of this Lease, Landlord's consent is not required for any Transfer to an Affiliate, as defined in Subsection 17.7.3, as long as the following conditions are met: (a) at least ten (10) business days before the Transfer, Landlord receives written notice of the Transfer (as well as any documents or information reasonably requested by Landlord regarding the Transfer or Transferee); (b) the Transfer is not a subterfuge by Tenant to avoid its obligations under the Lease; (c) if the Transfer is an assignment, Transferee assumes in writing all of Tenant's obligations under this Lease relating to the Subject Space; and (d) Transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied ("Net Worth"), at least equal to Tenant's Net Worth either immediately before the Transfer or as of the date of this Lease, whichever is greater.

                17.7.3. DEFINITION OF "AFFILIATE". An "Affiliate" means any entity that controls, is controlled by, or is under common control with Tenant. "Control" means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs.

                                 Article 18
                           SURRENDER OF PREMISES

         18.1. SURRENDER OF PREMISES. No act of Landlord or its authorized representatives shall constitute Landlord's acceptance of a surrender of the Premises by Tenant unless that intent is specifically acknowledged in a writing signed by Landlord. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of all subleases or sub-tenancies. Landlord shall exercise this option by giving notice of that assignment to all subtenants within ten (10) days after the effective date of the surrender and termination.

         18.2. REMOVAL OF TENANT PROPERTY BY TENANT. On the expiration or earlier termination of the Lease Term, Tenant shall quit the Premises and surrender possession to Landlord in accordance with this Section 18.2. Tenant shall leave the Premises in as good order and condition as when Tenant took possession of the Premises except for reasonable wear and tear and repairs that are specifically made the responsibility of Landlord. On expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises: (a) all debris and rubbish; (b) any items of furniture, equipment, freestanding cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises; (c) any similar articles of any other persons claiming under Tenant that Landlord, in Landlord's sole discretion, requires to be removed; and (d) any alterations and improvements that Tenant is required to remove under Article 12. Tenant shall, at Tenant's sole expense, repair all damage or injury that may occur to the Premises or the Building caused by Tenant's removal of those items and shall restore the Premises and Building to their original condition.

                                Article 19
                               HOLDING OVER

         19.1. HOLDOVER RENT. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease with Landlord's express written consent, Tenant's occupancy shall be a month to month tenancy at a rent agreed on by Landlord and Tenant but in no event less than the Basic Rent and Additional Rent payable under this Lease during the last full month before the date of expiration or earlier termination of this Lease. The month to month tenancy shall be on the terms and conditions of this Lease except as provided in (a) the preceeding sentence and (b) the lease clauses (if any) concerning lease term, expansion rights, purchase option, and extension rights. Landlord's acceptance of rent after such holding over with Landlord's written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to one hundred and fifty percent (150%) of the Basic Rent and Additional Rent payable under this Lease for the last full month before the date of expiration or termination.

         19.2. NO CONSENT OR WAIVER IMPLIED. Landlord shall construe nothing in this Article 19 as implied consent to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease on expiration or other termination of this Lease. The provisions of this Article 19 shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law.

                                 Article 20
                            ESTOPPEL CERTIFICATES

         20.1. TENANT'S OBLIGATION TO PROVIDE ESTOPPEL CERTIFICATES. Within ten (10) days after a written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, substantially in the form of EXHIBIT F (or other form required by any existing or prospective lender, mortgagee, or purchaser of all or part of the Building), indicating in the certificate any exceptions to the statements in the certificate that may exist at the time. The certificate shall also contain any other information reasonably requested by Landlord or any existing or prospective lender, mortgagee, or purchaser.

         20.2.  ADDITIONAL REQUESTED DOCUMENTS OR INSTRUMENTS. Within ten
(10) days after a written request by Landlord, Tenant shall execute and deliver whatever other documents or instruments may be reasonably required for sale or financing purposes, including (if requested by Landlord) a current financial statement and financial statements for the two (2) years preceeding the current financial statement year. Those statements shall be prepared in accordance with generally accepted accounting principles and shall be audited by an independent certified public accountant.

         20.3. FAILURE TO DELIVER. Tenant's failure to execute or deliver an estoppel certificate in the required time period shall constitute an acknowledgment by Tenant that the statements included in the estoppel certificate are true and correct, without exception. Tenant's failure to execute or deliver an estoppel certificate or other document or instrument required under this Article 20 in a timely manner shall be a material breach of this Lease.

                                  Article 21
                  SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

         21.1. AUTOMATIC SUBORDINATION. This Lease is subject and subordinate to: (a) the lien of any mortgages, deeds of trust, or other encumbrances ("Encumbrances") of the Building and Project; (b) all present and future ground or underlying leases ("Underlying Leases") of the Building and Project now or hereafter in force against the Building and Project; (c) all renewals, extensions, modifications, consolidations, and replacements of the items described in subparagraphs (a) - (b); and (d) all advances made or hereafter to be made on the security of the Encumbrances. Despite any other provision of this Article 21, any Encumbrance holder or lessor may elect that this Lease shall be senior to and have priority over that Encumbrance or Underlying Lease whether this Lease is dated before or after the date of the Encumbrance or Underlying Lease. No such subordination shall be effective unless and until Tenant has received a non disturbance agreement from the holder of the Encumbrance or the lessor of the Underlying Lease in a recordable, commercially reasonable form.

         21.2. SUBORDINATION AGREEMENT; AGENCY. This subordination is self-operative, and no further instrument of subordination shall be required to make it effective. To confirm this subordination, however, Tenant shall, within five (5) days after Landlord's request, execute any further instruments or assurances in recordable form that Landlord reasonably considers necessary to evidence or confirm the subordination or superiority of this Lease to any such Encumbrances or Underlying Leases. Tenant irrevocably appoints the President, Managing General Partner or Manager of Landlord, as Tenant's agent to execute and deliver in the name of Tenant any such instrument(s) if Tenant fails to do so. This authorization shall in no way relieve Tenant of the obligation to execute such instrument(s) of subordination or superiority. Tenant's failure to execute and deliver such instrument(s) shall constitute a default under this Lease.

         21.3. ATTORNMENT. Tenant convenants and agrees to attorn to the transferee of Landlord's interest in the Building and/or Project by foreclosure, deed in lieu of foreclosure, exercise of any remedy provided in any Encumbrance or Underlying Lease, or operation of law (without any deductions or setoffs), if requested to do so by the transferee, and to recognize the transferee as the lessor under this Lease. The transferee shall not be liable for: (a) any acts, omissions, or defaults of Landlord that occurred before the sale or conveyance; or (b) the return of any security deposit except for deposits actually paid to the transferee.

         21.4. NOTICE OF DEFAULT; RIGHT TO CURE. Tenant agrees to give written notice of any default by Landlord to the holder of any prior Encumbrance or Underlying Lease. Tenant agrees that, before it exercises any rights or remedies under the Lease, the lien-holder or lessor shall have the right, but not the obligation, to cure the default within the same time, if any, given to Landlord to cure the default, plus an additional thirty (30) days. Tenant agrees that this cure period shall be extended by the time necessary for the lien-holder to begin foreclosure proceedings and to obtain possession of the Building or Project, as applicable.

                                  Article 22
                             DEFAULTS AND REMEDIES

         22.1. TENANT'S DEFAULT. The occurrence of any of the following shall constitute a default by Tenant under this Lease: (a) Tenant's failure to pay when due any Rent required to be paid under this Lease if the failure continues for three (3) days after written notice of the failure from Landlord to Tenant; (b) Tenant's failure to provide any instrument or assurance as required by Section 21.2 or estoppel certificate as required by
Section 20.1 if the failure continues for five (5) days after written notice of the failure from Landlord to Tenant; (c) Tenant's failure to perform any other obligation under this Lease if the failure continues for fifteen (15) days after written notice of the failure from Landlord to Tenant; (d) Tenant's abandonment of the Premises while in default of any provision of this Lease; (e) to the extent permitted by law: (1) a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors; (2) the filing by or against Tenant, or any guarantor, of any proceeding under an insolvency or bankruptcy law, unless (in the case of an involuntary proceeding) the proceeding is dismissed within sixty (60) days; (3) the appointment of a trustee or receiver to take possession of all or substantially all the assets of Tenant or any guarantor, unless possession is unconditionally restored to Tenant or that guarantor within thirty (30) days and the trusteeship or receivership is dissolved; (4) any execution or other judicially authorized seizure of all or substantially all the assets of Tenant located on the Premises, or of Tenant's interest in this Lease, unless that seizure is discharged within thirty (30) days; or (f) the committing of waste on the Premises.

         22.2. REPLACEMENT OF STATUTORY NOTICE REQUIREMENTS. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Section 31.11 shall replace and satisfy the statutory service of notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

         22.3. LANDLORD'S REMEDIES ON TENANT'S DEFAULT. On the occurrence of a default by Tenant, Landlord shall have the right to pursue any one or more of the following remedies in addition to any other remedies now or later available to Landlord at law or in equity. These remedies are not exclusive but cumulative.

                22.3.1. TERMINATION OF LEASE. Landlord may terminate this Lease and recover possession of the Premises. Once Landlord has terminated this Lease, Tenant shall immediately surrender the Premises to Landlord. On termination of this Lease, Landlord may recover from Tenant all of the following: (a) the worth at the time of the award of any unpaid Rent that had been earned at the time of the termination, to be computed by allowing interest at the rate set forth in Article 24 but in no case greater than the maximum amount of interest permitted by law; (b) the worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by allowing interest at the rate set forth in Article 24 but in no case greater than the maximum amount of interest permitted by law; (c) the worth the time of the award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%);
(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform obligations under this Lease, including brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; and (e) any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

                22.3.2. CONTINUATION OF LEASE IN EFFECT. Landlord shall have the remedy described in Civil Code Section 1951.4 which provides that, when a tenant has the right to sublet or assign (subject only to reasonable limitations), the landlord may continue the lease in effect after the Tenant's breach and abandonment and recover Rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

                22.3.3. TENANT'S SUBLEASES. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord may: (a) terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Premises, (b) choose to succeed to Tenant's interest in such an arrangement. If Landlord elects to succeed to Tenant's interest in such an arrangement, Tenant shall, as of the date of notice by Landlord of that election, have no further right to, or interest in, the Rent or other consideration receivable under that arrangement.

         22.4. FORM OF PAYMENT AFTER DEFAULT. If Tenant fails to pay any amount due under this Lease within three (3) days after the due date or if Tenant draws a check on an account with insufficient funds, Landlord shall have the right to require that any subsequent amounts paid by Tenant to Landlord under this Lease (to cure a default or otherwise) by paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or other form approved by Landlord despite any prior practice of accepting payments in a different form.

         22.5. EFFORTS TO RELET. For purposes of this Article 22, Tenant's right to possession shall not be considered to have been terminated by Landlord's efforts to relet the Premises, by Landlord's acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests under this Lease. This list is merely illustrative of acts that may be performed by Landlord without terminating Tenant's right to possession.

     22.6. ACCEPTANCE OF RENT WITHOUT WAIVING RIGHTS. Under Article 25, Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand.

     22.7. TENANT'S REMEDIES ON LANDLORD'S DEFAULT. Tenant waives any right to terminate this Lease and to vacate the Premises on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief.

                                Article 23
             LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

     23.1. LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS. All obligations to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's expense and without any reduction of Rent. If Tenant's failure to perform an obligation continues for five (5) days after notice to Tenant, Landlord may perform the obligation on Tenant's behalf, without waiving Landlord's rights for Tenant's failure to perform any obligations under this Lease and without releasing Tenant from such obligations.

     23.2. REIMBURSEMENT BY TENANT. Within fifteen (15) days after receiving a statement from Landlord, Tenant shall pay to Landlord the amount of expense reasonably incurred by Landlord, under Section 23.1, in performing Tenant's obligation.

                                Article 24
                               LATE PAYMENTS

     24.1. LATE CHARGES. If any Rent payment is not received by Landlord or Landlord's designee within five (5) days after that Rent is due, Tenant shall pay to Landlord a late charge equal to the greater of (i) One Hundred Dollars ($100), and (ii) two and one-half percent (2.5%) of the overdue amount for any first or second late payment in any twelve (12) month period and ten percent (10%) of the overdue amount for any third or subsequent late payment in any twelve (12) month period, as liquidated damages, in lieu of actual damages (other than interest under Section 24.2 and attorney fees and costs under Section 27.1). Tenant shall pay this amount for each calendar month in which all or any part of any Rent payment remains delinquent for more than five (5) days after the due date. The parties agree that this late charge represents a reasonable estimate of the expenses that Landlord will incur because of any late payment of Rent (other than interest and attorney fees and costs). Landlord's acceptance of any liquidated damages shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease. Tenant shall pay the late charge as Additional Rent with the next installment of Rent.

     24.2. INTEREST. If any Rent payment is not received by Landlord or Landlord's designee within five (5) days after that Rent is due, Tenant shall pay to Landlord interest on the past due amount, from the date due until paid, at the rate of eighteen percent (18%) per annum from the due date of such amount ("Interest Rate"). Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, Landlord shall refund the portion exceeding those sums in cash to Tenant. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

                                Article 25
                                 NONWAIVER

     25.1. NON-WAIVER. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing. Such written waiver shall affect only the provision specified and only for the time and in the manner stated in the writing.

     25.2. ACCEPTANCE AND APPLICATION OF PAYMENT, NOT ACCORD AND SATISFACTION. No receipt by Landlord of a lesser payment than the Rent required under this Lease shall be considered to be other than on account of the earliest amount due, and no endorsement or statement on any check or letter accompanying a payment or check shall be considered an accord and satisfaction. Landlord may accept checks or payments without prejudice to Landlord's right to recover all amounts due and pursue all other remedies provided for in this Lease. Landlord's receipt of monies from Tenant after giving notice to Tenant terminating this Lease shall in no way reinstate, continue, or extend the Lease Term or affect the Termination Notice given by Landlord before the receipt of those monies. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Premises,

Landlord may receive and collect any Rent due, and the payment of that Rent shall not waive or affect such prior notice, action, or judgment.

                                Article 26
                       WAIVER OF RIGHT TO JURY TRIAL

     26.1. WAIVER OF RIGHT TO JURY TRIAL. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

                /s/ [ILLEGIBLE]                  /s/ [ILLEGIBLE]
           -----------------------------   -----------------------------
               Landlord's Initials               Tenant's Initials

                                Article 27
                         ATTORNEY FEES AND COSTS

     27.1. LEGAL COSTS. If either party incurs any costs or expenses in connection with any action instituted by either party by reason of any dispute pursuant to this Lease or for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease by either party, or for any other relief pursuant to this Lease, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including without limitation, its actual professional fees such as appraisers', accountants, and attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action or dispute and shall be enforceable whether or not the action is prosecuted to judgment. The provisions contained in this
Section 27.1 shall survive the expiration or earlier termination of this Lease, and in the event any action or proceeding is instituted to recover possession of the Premises following the expiration or earlier termination of this Lease, the provisions contained in this Section 27.1 shall be applicable.

                                 Article 28
                       LANDLORD'S ACCESS TO PREMISES

     28.1. LANDLORD'S ACCESS TO PREMISES. Landlord and its agents shall have the right at all reasonable times to enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees, or tenants or to ground lessors or underlying lessors; (c) serve, post, and keep posted notices required by law or that Landlord considers necessary for the protection of Landlord or the Building; or (d) make repairs, replacements, alterations, or improvements to the Premises or Building that Landlord considers necessary or desirable. Despite any other provision of this Article 28, Landlord may enter the Premises at any time to: (a) perform services required of Landlord; (b) take possession due to any breach of this Lease; or
(c) perform any covenants of Tenant that Tenant fails to perform.

     28.2. TENANT'S WAIVER. Landlord may enter the Premises without the abatement of Rent and may take steps to accomplish the stated purposes. Tenant waives any claims for damages caused by Landlord's entry, including damage claims for: (a) injuries; (b) inconvenience to or interference with Tenant's business; (c) lost profits; and (d) loss of occupancy or quiet enjoyment of the Premises.

                                Article 29
                                   SIGNS

     29.1. BUILDING NAME; LANDLORD'S SIGNAGE RIGHTS. Subject to Tenant's signage rights under this Article 29, Landlord may at any time change the name of the Building and install, affix, and maintain all signs on the exterior and interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not have or acquire any property right or interest in the name of the Building. Tenant may use the name of the Building or pictures or illustrations of the Building in advertising or other publicity during the Lease Term.

     29.2. TENANT'S SIGNAGE RIGHTS WITHIN BUILDING.

           29.2.1. SINGLE TENANT FLOOR. If the Premises comprise an entire floor of the Building, Tenant may, at Tenant's sole expense, install identification signs (including its logo) anywhere in the Premises, including the elevator lobby of the Premises, subject to the following requirements:
(a) Tenant must obtain Landlord's prior written approval for such signs, which Landlord may, in Landlord's sole discretion, grant or deny; (b) all signs must be in keeping with the quality, design, and style of the Building; and (c) no sign may be visible from the exterior of the Building.

           29.2.2. MULTI TENANT FLOOR. If other tenants occupy space on the floor on which the Premises are located, Landlord shall provide Tenant's identifying signs at Tenant's expense. The signs shall be comparable to those used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

           29.2.3. MONUMENT AND BUILDING SIGNAGE. Landlord agrees that, for so long as Tenant leases not less than ninety percent (90%) of the Rentable Area of the Premises as described in Part I, Section 4 (c), and provided Tenant shall not be in default under this Lease, Tenant shall have the sole and exclusive right to (i) use of the existing monument sign located in front of the Building (the "Monument Sign") and (ii) place one (1) top parapet level tenant identification sign on the fascia of the Building (the "Building Sign"). Landlord shall have the right to review and approve the design, dimensions, construction and exact location of the Monument Sign and the Building Sign prior to its fabrication or installation on the Monument Sign and Building. Tenant's rights hereunder are further conditioned upon (i) the Monument Sign and the Building Sign being permitted by applicable code, ordinance, statute, rule or regulation or by any action or rule of any governmental authority having jurisdiction over such matters, (ii) all consents necessary from all governmental authorities having jurisdiction over such matters having been obtained by Tenant, and (iii) the Monument Sign and Building Sign being permitted by any recorded instrument affecting the Project. Tenant will bear the entire cost associated with creating, designing, manufacturing, and installing its sign on the Monument Sign and the Building Sign and all costs of illuminating (if Tenant chooses to illuminate), operating, maintaining and insuring the Monument Sign and Building Sign ("Lighting Cost"). If any Lighting Cost is invoiced to Landlord, such cost shall become Additional Rent due upon invoice therefrom by Landlord. Upon the expiration or earlier termination of this Lease or Tenant's right to possession of the Premises Tenant shall, at Tenant's sole cost and expense, cause Tenant's sign on the Monument Sign and the Building Sign to be removed and shall repair and restore those portions of the Monument Sign and Building affected by the installation or removal of Tenant's signage thereon, to the condition existing prior to their installation or to a condition otherwise satisfactory to Landlord.

                                Article 30
                              TENANT PARKING

30.1. TENANT PARKING. Tenant shall be entitled to use of the number of parking spaces set forth in Summary of Basic Lease Information Section 12. Landlord specifically reserves the right to designate and to change the location, size, configuration, design, layout, and all other aspects of the parking facility. Landlord may close off or restrict access to the parking facility from time to time to facilitate construction, alteration, or improvements, without incurring any liability to Tenant and without any abatement of Rent under this Lease. Tenant's use of the parking facility is conditioned on Tenant's abiding by all rules and regulations prescribed from time to time for the orderly operation and use of the parking facility. Tenant shall use all reasonable efforts to ensure that Tenant's employees and visitors also comply with such rules and regulations.

                                Article 31
                              MISCELLANEOUS

     31.1. CAPTIONS. The captions of articles and sections and the table of contents of this Lease are for convenience only and have no effect on the interpretation of the provisions of this Lease.

     31.2. WORD USAGE. Unless the context clearly requires otherwise, the plural and singular numbers shall each be considered to include the other; the masculine, feminine, and neuter genders shall each be considered to include the others; "shall", "will", "must", "agrees", and "covenants" are each mandatory; "may" is permissive; "or" is not exclusive; and "includes" and "including" are not limiting.

     31.3. COUNTING DAYS. Days shall be counted by excluding the first day and including the last day. If the last day is a Saturday, Sunday, or legal holiday as described in Government Code Sections 6700-6701, it shall be excluded. Any act required by this Lease to be performed by a certain day shall be timely performed if completed before 5 p.m. local time on that date. If the day for performance of any obligation under this Lease is a Saturday, Sunday, or legal holiday, the time for performance of that obligation shall be extended to 5 p.m. local time on the first following date that is not a Saturday, Sunday, or legal holiday.

     31.4. ENTIRE AGREEMENT; AMENDMENTS. This Lease and all exhibits addenda, schedules, and agreements referred to in this Lease constitute the final, complete, and exclusive statement of the terms of the agreement between Landlord and Tenant pertaining to Tenant's lease of space in the Building and supersede all prior and contemporaneous understandings or agreements of the parties. Neither party has been induced to enter into this Lease by, and neither party is relying on, any representation or warranty outside those expressly set forth in this Lease. This Lease may be amended only by an agreement in writing signed by Landlord and Tenant.

     31.5. EXHIBITS. The Exhibits and Addendum, if applicable, attached to this Lease are a part of this Lease and incorporated into this Lease by reference.

     31.6. REASONABLENESS AND GOOD FAITH. Except as limited elsewhere in this Lease, whenever this Lease requires Landlord or Tenant to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld or delayed.

     31.7. PARTIAL INVALIDITY. If a court or arbitrator of competent jurisdiction holds any Lease clause to be invalid or unenforceable in whole or in part for any reason, the validity and enforceability of the remaining clauses, or portions of them, shall not be affected unless an essential purpose of this Lease would be defeated by loss of the invalid or unenforceable provision.

     31.8 BINDING EFFECT. Subject to Article 17 and Sections 31.16-31,17, this Lease shall bind and benefit the parties to this Lease and their legal representatives and successors in interest.

     31.9. INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants between Landlord and Tenant are independent and not dependent. Tenant expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations under this Lease. Tenant shall not, except as set forth in Section 11.3 above, be entitled: (a) to make any repairs or perform any acts at Landlord's expense; or (b) to any setoff of the Rent or other amounts owing under this Lease against Landlord. The foregoing, however, shall in no way impair Tenant's right to bring a separate action against Landlord for any violation by Landlord of the provisions of this Lease if notice is first given to Landlord and any lender of whose address Tenant has been notified, and an opportunity is granted to Landlord and that lender to correct those violations as provided in Section
21.4 and Subsection 22.7.1

     31.10. GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California.

     31.11. NOTICES. All notices (including requests, demands, approvals, or other communications) under this Lease shall be in writing.

          31.11.1. METHOD OF DELIVERY. Notice shall be sufficiently given for all purposes as follows: (a) when personally delivered to the recipient, notice is effective on delivery, (b) when mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery, (c) when mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt, (d) when delivered by overnight delivery, FedEx/Airborne/United Parcel Service/DHL WorldWide Express with charges prepaid or charged to the sender's account, notice is effective on delivery if delivery is confirmed by the delivery service, (c) when sent by telex or fax to the last telex or fax number of the recipient known to the party giving notice, notice is effective on receipt as long as (1) a duplicate copy of the notice is promptly given by first class or certified mail or by overnight delivery or (2) the receiving party delivers a written confirmation of receipt. Any notice given by telex or fax shall be considered to have been received on the next business day if it is received after 5 p.m. (recipient's time) or on a non-business day.

          31.11.2. REFUSED, UNCLAIMED, OR UNDELIVERABLE NOTICES. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

          31.11.3. ADDRESSES. Addresses for purposes of giving notice are set forth in Section 13 of the Summary of Basic Lease Information. Either party may change its address or telex or fax number by giving the other party notice of the change in any manner permitted by this Section 31.11.

          31.11.4 LENDERS AND GROUND LESSOR. If Tenant is notified of the identity and address of Landlord's lender or ground or underlying lessor, Tenant shall give to that lender or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease.

     31.12. FORCE MAJEURE. If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes; lockouts; labor disputes; acts of God; inability to obtain services, labor or materials or reasonable substitutes for those items; government actions; civil commotion, fire or other casualty; or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this
Section 31.12.

     31.13. TIME OF THE ESSENCE. Time is of the essence of this Lease and each of its provision.

     31.14. MODIFICATIONS REQUIRED BY LANDLORD'S LENDER. If any lender of Landlord or ground lessor of the Building and/or Project requires a modification of this Lease that will not increase Tenant's cost or expense or materially or adversely change Tenant's rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required and deliver them to Landlord within ten (10) days after the request.

     31.15.  RECORDING; MEMORANDUM OF LEASE.  Except as provided in this
Section 31.15, neither this Lease nor any memorandum, affidavit, or other writing relating to this Lease may be recorded by Tenant or anyone acting through, under, or on behalf of Tenant. Recordation in violation of this provision constitutes an act of default by Tenant. On request by Landlord or any lender or ground lessor, Tenant shall execute a short form of Lease for recordation, containing (among other customary provisions) the names of the parties and a description of the Premises and the Lease Term. Tenant shall execute, acknowledge before a notary public and deliver that form to Landlord within ten (10) days after the request.

     31.16. LIABILITY OF LANDLORD. Except as otherwise provided in this Lease or applicable law, for any breach of this Lease the liability of Landlord (including all persons and entities that comprise Landlord, and any successor landlord) and any recourse by Tenant against Landlord shall be limited to the interest of Landlord and Landlord's successors in interest in and to the Building and Project. On behalf of itself and all persons claiming by, through, or under Tenant, Tenant expressly waives and releases Landlord from any personal liability for breach of this Lease.

     31.17. TRANSFER OF LANDLORD'S INTEREST. Landlord has the right to transfer all or part of its interest in the Building and Project and in this Lease. On such a transfer, Landlord shall automatically be released from all liability accruing under this Lease, and Tenant shall look solely to that transferee for the performance of Landlord's obligations under this Lease after the date of transfer, subject to Section 6.2. Landlord may assign its interest in this Lease to a mortgage lender as additional security. This assignment shall not release Landlord from its obligations under this Lease, and Tenant shall continue to look to Landlord for the performance of its obligations under this Lease.

     31.18. JOINT AND SEVERAL OBLIGATIONS OF TENANT. If more than one individual or entity comprises Tenant, the obligations imposed on each individual or entity that comprised Tenant under this Lease shall be joint and several.

     31.19. SUBMISSION OF LEASE. Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

     31.20.  LEGAL AUTHORITY

             31.20.1. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of that corporation represents and warrants that: (a) the individual is authorized to execute and deliver this Lease on behalf of that corporation in accordance with a duly adopted resolution of the corporation's board of directors and in accordance with that corporation's articles of incorporation or charter and bylaws; (b) this Lease is binding on that corporation in accordance with its terms; (c) the corporation is a duly organized and legally existing corporation in good standing in the State of California; and (d) the execution and delivery of this Lease by that corporation shall not result in any breach of or constitute a default under any mortgage, deed of trust, lease loan, credit agreement, partnership agreement, or other contract or instrument in which that corporation is a party or by which that corporation may be bound. If Tenant is a corporation, Tenant shall, within fifteen (15) days after the date of this Lease, deliver to Landlord a copy of a resolution of Tenant's board of directors authorizing or ratifying the execution and delivery of this Lease. The secretary or assistant secretary of the corporation must duly certify that resolution. If Tenant fails to comply with this Subsection
31.20.1. each individual execution this Lease on behalf of the corporation shall be personally liable for all of Tenant's obligations under this Lease.

             31.20.2. PARTNERSHIP AUTHORITY. If Tenant is a partnership, each individual executing this Lease on behalf of the partnership represents and warrants that: (a) the individual is duly authorized to execute and delivery this Lease on behalf of the partnership in accordance with the partnership agreement, or an amendment to the partnership agreement, now in effect; (b) this Lease is binding on that partnership; (c) the partnership is a duly organized and legally existing partnership and has filed all certificates required by law; and (d) the execution and delivery of this Lease shall not result in any breach of or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which the partnership is a party or by which the partnership may be found.

             31.20.3. LIMITED LIABILITY COMPANY AUTHORITY. If Tenant is a limited liability company, each individual executing this Lease on behalf of that company represents and warrants that: (a) the individual(s) executing this Lease on behalf of the company has/have full power and authority under the company's governing documents to execute and deliver this Lease in the name of and on behalf of the company and to cause the company to perform its obligations under this Lease; (b) the company is a limited liability company duly organized and validly existing under the laws of the State of California; and (c) the company has the power and authority under applicable law and its governing documents to execute and deliver this Lease and to perform its obligations under this Lease.

     31.21. RIGHT TO LEASE. Landlord reserves the absolute right to contract with any other person or entity to be a tenant in the Building as Landlord, in Landlord's sole business judgment, determines best to promote the interests of the Building. Tenant does not rely on the expectation, and Landlord does not represent, that any specific tenant or type or number of tenants will, during the Lease Term, occupy any space in the Building.

     31.22. NO AIR RIGHTS. No rights to any view from the Premises or to exterior light or air to the Premises are created under this Lease.

     31.23. BROKERS. Landlord and Tenant each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the real estate brokers or agents specified in Summary of Basic Lease Information Section 12 ("Brokers") and that they know of no other real estate broker or agent who is entitled to a commission or finder's fee in connection with this Lease. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder's fee, or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this Section 31.23 shall survive the expiration or earlier termination of the Lease Term.

     31.24. TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all current or future compulsory programs imposed by any public authority, intended to manage parking, transportation, or traffic in and around the

Building. In connection with this compliance, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any government transportation management organization, or other transportation related committees or entities. This provision includes programs such as the following: (a) restrictions on the number of peak hour vehicle trips generated by Tenant; (b) encouragement of increased vehicle occupancy through employer sponsored financial or in-kind incentives; (c) implementation of an in house or area wide ridesharing program and appointment of an employee transportation coordination; and (d) flexible work shifts for employees.

     31.25. LEASE TERMINATION AND TENANT RELOCATION COSTS. To enable Landlord to enter into this Lease and to accommodate Tenant's desire to lease and occupy the Premises as provided herein, Landlord was required to terminate its Lease with an existing tenant of the Building known as Megashops.com ("Megashops") and to relocate a second existing tenant of the Building known as MDL Information systems, Inc. ("MDL") to the third floor of the Building. Tenant covenants and agrees to reimburse Landlord, or at Landlord's option, to pay directly to Megashops and MDL, all costs and expenses associated with terminating the Megashops lease and to relocate MDL to the third floor of the Building including, but not limited to construction costs, construction management fees to Landlord's property management firm, space planning fees, engineering costs and legal fees. Notwithstanding. Landlord agrees to be responsible for the costs and expenses associated with the tenant improvements to the space MDL was originally intended to occupy on the first floor of the Building totaling Forty-one Thousand Three Hundred Fifty and 00/1000 Dollars ($41,350,000).

     Executed as of the date stated in Summary of Basic Lease Information
Section 1.



LANDLORD                                  TENANT

TIPAC-LLP                                 Cayenta, Inc.,
a California limited partnership          a Delaware corporation



By: Pacific Corporate Associates, III     By: /s/  [ILLEGIBLE]
       a California limited partnership       --------------------------------
       (Sole General Partner)               Name: [ILLEGIBLE]
                                                   ---------------------------
                                              Title: SVP
                                                   ---------------------------

By: Howard, Howard & Barnard, Inc.,
       a California corporation
       (Sole General Partner)


By: /s/ Robert W. Howard                  By:
   ----------------------------------         --------------------------------
   Name: Robert W. Howard                     Name:
   Title: Vice President                            ---------------------------
                                               Title:
                                                    ---------------------------

                                  EXHIBIT A-1
                     DIAGRAM OF THE FIRST FLOOR OF THE PREMISES

This EXHIBIT A-1 is intended to show the general configuration of the first floor of the Premises as of the Lease Commencement Date and is not a representation or warranty by Landlord as to the size, nature or exact configuration of the Premises.



                                   [DIAGRAM]

                                  EXHIBIT A-2
                      DIAGRAM OF THE SECOND FLOOR OF THE PREMISES

This EXHIBIT A-2 is intended to show the general configuration of the second floor of the Premises as of the Lease Commencement Date and is not a representation or warranty by Landlord as to the size, nature or exact configuration of the Premises.



                                    [DIAGRAM]

                                   EXHIBIT A-3
                      DIAGRAM OF THE THIRD FLOOR OF THE PREMISES

This EXHIBIT A-3 is intended to show the general configuration of the third floor of the Premises as of the Lease Commencement Date and is not a representation or warranty by Landlord as to the size, nature or exact configuration of the Premises.



                                    [DIAGRAM]

      IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the day and year first above written.


Address of Guarantor:                            GUARANTOR

Titan Corporation                                Titan Corporation
3033 Science Park Road                           a Delaware corporation
San Diego, CA 92121
Attention:______________________
                                                 By:___________________________
Address of Landlord:                                Name:______________________
                                                    Title:_____________________

TIPAC-LP
c/o Meissner & Jacquet Investment Management     By:___________________________
Services                                            Name:______________________
3870 Murphy Canyon Road, Suite 300                  Title:_____________________
San Diego, CA 92123-4431
Attention: Mr. Kevin Tagle


With copy to:

TIPAC-1, LP
c/o Howard & Howard, Inc.
110 Newport Center Drive, Suite 200
Newport Beach, CA 92660
Attention: Mr. Robert W. Howard

Allowance. Tenant shall be entitled to apply any remaining Common Area Improvement Allowance toward the cost of any Tenant Extra Work.

      12. CONFLICTS. In the event of any conflict between the terms of this Agreement and the Lease, the terms of this Agreement shall control.

      Executed as of the date stated in Summary of Basic Lease Information contained in Section 1 of the Lease.


LANDLORD                                    TENANT

TIPAC-1, LP,                                Cayenta, Inc.,
a California limited partnership            a Delaware corporation


By: Pacific Corporate Associates, III,      By: /s/ [ILLEGIBLE]
    a California limited partnership           -------------------------------
    (Sole General Partner)                     Name:    [ILLEGIBLE]
                                                    --------------------------
                                               Title:   SVP
                                                     -------------------------

By: Howard, Howard & Barnard, Inc.,
    a California corporation
    (Sole General Partner)


By: ___________________________________     By:_______________________________
    Name: Robert W. Howard                     Name:__________________________
    Title: Vice President                      Title:_________________________

                                   EXHIBIT F
                              ESTOPPEL CERTIFICATE


      The undersigned certifies as follows:

      1.   The undersigned ("Tenant") and ______________________ ("Landlord")
entered into a written office lease dated ____________________, in which Landlord leased to Tenant and Tenant leased from Landlord premises in the office building located at ____________________ ("Building"). The Building is described in Lease Article I (Building and Premises). The Lease has been amended, modified, and supplemented as follows: ______________________________. The lease, as amended, modified and supplemented, is referred to in this Certificate as the "Lease".

      2. Under the Lease, Tenant has leased approximately _________ rentable square feet of space ("Premises") in the Building and has paid to Landlord a security deposit of ______________. The term of the Lease began on ___________ and expires on ____________, subject to any options to extend identified in Section 4 of this EXHIBIT F. Tenant has paid Basic Rent through ______________. The next payment of Basic Rent in the amount of ___________ is due on ______________. Tenant is required to pay __________ percent of the direct expenses (as defined in Lease Article 5) for the Building and Project, in excess of direct expenses for base year ___________.

      3. Tenant is entitled to ___________ unreserved parking spaces free of charge and ___________ parking spaces at a charge of ___________ per month per space.

      4. The Lease provides for ____________ option(s) to extend the term of the Lease for ____________ years each. The rental rate for each extension term is as follows: _____________________________

      5. There are no oral or written amendments, modifications, or supplements to the Lease except as stated in Section 1 of this Certificate. A true, correct, and complete copy of the Lease, including all amendments, modifications, and supplements, is attached to this Certificate. The Lease, as amended, modified and supplemented, is in full force and effect and represents the entire agreement between Landlord and Tenant pertaining to the Premises, the Building, and the Project.

      6. All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the lease, and Tenant has accepted and taken possession of the Premises. All contributions required to be paid by Landlord to date for improvements to the Premises have been paid in full.

      7. Landlord is not in default in the performance of any of the terms or provisions of the Lease. Tenant is not in default in the performance of any of the terms or provisions of the Lease and has not assigned, transferred, or hypothecated the Lease or any interest in the Lease or subleased all or part of the Premises.

      8. There are no setoffs or credits against Rent payable under the Lease. No free periods or rental abatements, rebates, or concessions have been granted to Tenant, except as follows: ____________________________.

      9. Tenant has no actual or constructive knowledge of any processing, use, storage, disposal, release, or treatment of any hazardous or toxic material or substance on the Premises or the Project except as follows:
_______________________________________________________.

      10. There are no pending actions, voluntary or involuntary, under any bankruptcy or insolvency laws of the United States or any state against Tenant or any guarantor of Tenant's obligations under the Lease.

      This Certificate is given to __________________ as [LENDER OR PURCHASER] with the understanding that he/she/it or his/her/its assignee shall rely on it in connection with the [ACQUISITION OF THE BUILDING AND/OR PROJECT/MAKING A LOAN SECURED BY THE BUILDING, THE LAND UPON WHICH THE BUILDING IS LOCATED AND THE PROJECT]. Following that [ACQUISITION/LOAN]. Tenant agree that the Lease shall remain in full force and effect and shall bind and inure to the benefit of the [PURCHASER/LENDER] and its successor in interest.


TENANT

_____________________________________
a____________________________________



By:__________________________________
   Name:_____________________________
   Title:____________________________

                                   EXHIBIT G
                               GUARANTY OF LEASE

      This Guaranty of Lease ("Guaranty") is made and effective as of January 14, 2000, by TITAN CORPORATION, A DELAWARE CORPORATION ("Guarantor") in favor of TIPAC-I I,P, A CALIFORNIA LIMITED PARTNERSHIP ("Landlord") with reference to the facts set forth below.

                                   RECITALS
                                   --------

      A. Landlord has entered into that certain Lease Agreement ("Lease") of even date herewith with CAYENTA, INC., A DELAWARE CORPORATION ("Tenant"), to which this Guaranty is attached as an Exhibit for the lease of the premises ("Premises") located in the City of San Diego, State of California, as more particularly described in the Lease.

      B. As a condition to entering into the Lease, Landlord has required that Guarantor execute this Guaranty guaranteeing performance of all the covenants on Tenant's part to the performed pursuant to the Lease. Guarantor's agreement to provide this Guaranty is a material consideration for Landlord's decision to lease the Premises to Tenant.

      NOW, THEREFORE, to induce Landlord to enter into the Lease and in consideration thereof, Guarantor agrees as set forth below.

      1. Guarantor unconditionally guarantees to Landlord, and to Landlord's successors and assigns, the payment by Tenant of the Rent and all other charges which accrue under the Lease in the manner and at the time prescribed therein, and the full and punctual performance and observance, by Tenant, of all the terms, covenants and conditions contained in the Lease. Guarantor waives notice of any breach or default by Tenant. Guarantor's obligations hereunder shall continue in full force and effect with respect to any of Tenant's obligations under the Lease, which are not performed upon the termination of this Lease.

      2. This Guaranty is continuing guaranty of all of Tenant's obligations under the Lease, independent of and in addition to any other guaranty, previously or subsequently given to Landlord, and this Guaranty shall not affect any of said guaranties.

      3. Guarantor hereby expressly waives and relinquishes any and all rights and remedies, which Guarantor may have or be able to assert by reason of the laws or decisions of the State of California pertaining to the rights and remedies of sureties.

      4. Guarantor waives any right to require Landlord to (a) proceed against Tenant or any co-guarantor, (b) proceed against or exhaust any security (including a security deposit) held by Landlord, or (c) pursue any remedy in Landlord's power whatsoever. Guarantor waives any defense it may acquire by reason of Landlord's election of any remedy against it or Tenant or both, including, but without limitation, the election by Landlord to exercise its rights to occupy and operate the Premises under the Lease.

      5. Guarantor waives any defense based upon the legal disability of Tenant, or any discharge, release or limitation of the liability of Tenant to Landlord, or any restraint or stay applicable to actions against Tenant, or any disaffirmance or abandonment of the Lease by a trustee of Tenant whether consensual, or by order of a court or other governmental authority, arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor relief proceeding, or any other cause. Guarantor further waives any defense based upon any amendment modification, renewal, extension, assignment, subletting or other alteration (with or without the consent of Landlord) of the Lease, or the term of the Lease or obligation of Tenant or Landlord under the Lease, or any other documents relating to the transactions described therein; any defense based upon the negligence of Landlord, any defense based upon the forfeiture or termination of the Lease by Landlord whether by expiration or default; any defense based upon the failure of Landlord to file a claim in bankruptcy of Tenant; all rights of subrogation, all rights to enforce any remedy that Landlord may have against Tenant, and all rights to participate in any security held by Landlord for the performance and obligations of Tenant under the Lease, except to the extent such security remains after payment and performance of Tenant's obligations in full; any defense based upon the impairment of any subrogation rights that Tenant might have; any defense based upon death, incapacity, lack of authority or termination of existence or revocation hereof by any person or entity, or persons or entities, or the substitution of any party hereto, and any defense based upon or related to Guarantor's lack of knowledge as to Tenant's financial condition, and any and all rights under
Section 2845 of the California Civil Code and any successor provision.

      6. Guarantor waives all presentments, demands, protests and notices of any kind including notice of acceptance of the Guaranty by Landlord. Any act of Landlord, or its successors or assigns, consisting of a modification of the Lease, a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, are hereby deemed approved by Guarantor and may be done without notice to Guarantor and without releasing Guarantor from any of its obligations hereunder.

      7. Guarantor assumes full responsibility for keeping fully informed of the financial condition of Tenant and all other circumstances affecting Tenant's ability to perform its obligations to Landlord, and agrees that Landlord shall have no duty to report to Guarantor any information which Landlord receives about Tenant's financial condition or any circumstances bearing on Tenant's ability to perform.

       8. The covenants and obligations of Guarantor hereunder are independent of the Tenant's obligations under the Lease and are binding upon the Guarantor notwithstanding the fact that the Guarantor is not the signatory to the Lease; separate action or actions may be brought against any guarantor hereon, whether or not action is brought against Tenant or any co-guarantor of Tenant or any co-guarantor be joined in any such action or actions.

       9. Any indebtedness or other obligations of Tenant now or hereafter held by Guarantor is hereby subordinated to Tenant's obligations to Landlord and such indebtedness or other obligations of Tenant to Guarantor, if Landlord so request, shall be collected, enforced and received by Guarantor as Trustee for Landlord and be paid over to Landlord on account of Tenant's obligations to Landlord, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

      10. This Guaranty shall be enforceable by Landlord in accordance with the laws of the State of California and shall be construed in accordance therewith. Guarantor agrees to pay attorney's fees and all other costs and expenses, which Landlord may incur in enforcement of this Guaranty. Until paid to Landlord, such sums will bear interest from the date such costs and expenses are incurred at the maximum rate permitted by law.

      11. No delay or failure on the part of Landlord to pursue any right or remedy hereunder or under the Lease shall constitute a waiver of that right or remedy. All remedies of Landlord against Guarantor are cumulative.

      12. The obligations and promises set forth herein shall be joint and several undertakings of each of the persons executing this Guaranty as a Guarantor, and Landlord may proceed hereunder against any one or more of said persons without waiving its right to proceed against any of the others. The use of the singular herein shall include the plural.

      13. Guarantor acknowledges that its undertakings given hereunder are given in consideration of Landlord's entering into the Lease and that Landlord would not consummate the Lease were it not for the execution and delivery of this Guaranty.

      14. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor and Landlord.

      15. Guarantor individually represents and warrants that it has all requisite power and authority to execute, deliver, perform and be legally bound by this Guaranty on the terms and conditions herein stated and transact any other business with Landlord as necessary to fulfill the terms of this Guaranty.

      16. No provision of this Guaranty or Landlord's rights hereunder can be waived or modified nor can Guarantor be released from its obligations hereunder except by a writing executed by Landlord. No such waiver shall be applicable except in the specific instance for which given.

      17. Guarantor hereby waives its right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant and/or Guarantor or Tenant against Landlord and/or Guarantor, or by Guarantor against Landlord and/or Tenant, on any matter whatsoever arising out of, or in any way connected with, this Guaranty and/or the Lease, the relationship of Landlord, Tenant and Guarantor, Tenant's use and occupancy of the Premises or Common Areas, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

      18. The term "Tenant" will mean both the named tenant and any other person or entity at any time assuming, subleasing or otherwise becoming primarily liable for all or any part of the tenant's obligations. The term "Landlord" will mean both the landlord named herein and any future owner or holder of Landlord's interest in the Premises Landlord may, without notice, assign this Guaranty in whole or in part without extinguishing or reducing the liability of the Guarantor.

      19. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be given in the manner required for giving notices as set forth in Article 26 of the Lease. For purposes of notice, the addresses of the parties shall be set forth on the signature page hereof, provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving notice to the other party in the manner set forth above.

                               GUARANTY OF LEASE


         This Guaranty of Lease ("Guaranty") is made and effective as of January 31, 2000, by TITAN CORPORATION, A DELAWARE CORPORATION ("Guarantor") in favor of TIPAC-I, LP, A CALIFORNIA LIMITED PARTNERSHIP ("Landlord") with reference to the facts set forth below.


                                   RECITALS

         A.     Landlord has entered into that certain Lease Agreement
("Lease") dated January   , 2000, with CAYENTA, INC., A DELAWARE CORPORATION
("Tenant"), for the lease of the premises ("Premises") located in the City of San Diego, State of California, as more particularly described in the Lease.

         B. As a condition to entering into the Lease, Landlord has required that Guarantor execute this Guaranty guaranteeing performance of all the covenants on Tenant's part to be performed pursuant to the Lease. Guarantor's agreement to provide this Guaranty is a material consideration for Landlord's decision to lease the Premises to Tenant.

         NOW, THEREFORE, to induce Landlord to enter into the Lease and in consideration thereof, Guarantor agrees as set forth below.

         1. Guarantor unconditionally guarantees to Landlord, and to Landlord's successors and assigns, the payment by Tenant of the Rent and all other charges which accrue under the Lease in the manner and at the time prescribed therein, and the full and punctual performance and observance, by Tenant, of all the terms, covenants and conditions contained in the Lease. Landlord agrees to provide Guarantor with notice of any breach or default by Tenant provided, however, that Landlord's failure to do so shall not release or in any way diminish the obligations of Guarantor under this Guaranty. Guarantor's obligations hereunder shall continue in full force and effect with respect to any of Tenant's obligations under the Lease, which are not performed upon the termination of this Lease.

         2. This Guaranty is a continuing guaranty of all of Tenant's obligations under the Lease, independent of and in addition to any other guaranty, previously or subsequently given to Landlord, and this Guaranty shall not affect any of said guaranties.

         3. Guarantor hereby expressly waives and relinquishes any and all rights and remedies, which Guarantor may have or be able to assert by reason of the laws or decisions of the State of California pertaining to the rights and remedies of sureties.

         4. Guarantor waives any right to require Landlord to (a) proceed against Tenant or any co guarantor, (b) proceed against or exhaust any security (including a security deposit) held by Landlord, or (c) pursue any remedy in Landlord's power whatsoever. Guarantor waives any defense it may acquire by reason of Landlord's election of any remedy against it or Tenant or both, including, but without limitation, the election by Landlord to exercise its rights to occupy and operate the Premises under the Lease.

         5. Guarantor waives any defense based upon the legal disability of Tenant, or any discharge, release or limitation of the liability of Tenant to Landlord, or any restraint or stay applicable to actions against Tenant, or any disaffirmance or abandonment of the Lease by a trustee of Tenant whether consensual, or by order of a court or other governmental authority, arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor relief proceeding, or any other cause. Guarantor further waives any defense based upon any amendment modification, renewal, extension, assignment, subletting or other alteration (with or without the consent of Landlord of the Lease, or the term of the Lease or obligation of Tenant or Landlord under the Lease, or any other documents relating to the transactions described therein; any defense based upon the forfeiture or termination of the Lease by Landlord whether by expiration or default; any defense based upon the failure of Landlord to file a claim in bankruptcy of Tenant; all rights of subrogation, all rights to enforce any remedy that Landlord may have against Tenant, and all rights to participate in any security held by Landlord for the performance and obligations of Tenant under the Lease, except to the extent such security remains after payment and performance of Tenant's obligations in full, any defense based upon the impairment of any subrogation rights that Tenant might have; any defense based upon death, incapacity, lack of authority or termination of existence or revocation hereof by any person or entity, or persons or entities, or the substitution of any party hereto, and any defense based upon or related to Guarantor's lack of knowledge as to Tenant's financial condition, and any and all rights under Section 2845 of the California Civil Code and any successor provision.

         6. Guarantor waives all presentments, demands, protests and notices of any kind including notice of acceptance of the Guaranty by Landlord. Any act of Landlord, or its successors or assigns, consisting of a modification of the Lease, a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, are hereby deemed approved by Guarantor and may be done without notice to Guarantor and without releasing Guarantor from any of its obligations hereunder.



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


         7. Guarantor assumes full responsibility for keeping fully informed of the financial condition of Tenant and all other circumstances affecting Tenant's ability to perform its obligations to Landlord, and agrees that Landlord shall have no duty to report to Guarantor any information which Landlord receives about Tenant's financial condition or any circumstances bearing on Tenant's ability to perform.

         8. The covenants and obligations of Guarantor hereunder are independent of the Tenant's obligations under the Lease and are binding upon the Guarantor notwithstanding the fact that the Guarantor is not the signatory to the Lease; separate action or actions may be brought against any guarantor hereon, whether or not action is brought against Tenant or any co-guarantor or Tenant or any co-guarantor be joined in any such action or actions.

         9. Any indebtedness or other obligations of Tenant now or hereafter held by Guarantor is hereby subordinated to Tenant's obligations to Landlord, and such indebtedness or other obligations of Tenant to Guarantor, if Landlord so request, shall be collected, enforced and received by Guarantor as Trustee for Landlord and be paid over to Landlord on account of Tenant's obligations to Landlord, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

         10. This Guaranty shall be enforceable by Landlord in accordance with the laws of the State of California and shall be construed in accordance therewith. Guarantor agrees to pay attorney's fees and all other costs and expenses, which Landlord may incur in enforcement of this Guaranty. Until paid to Landlord, such sums will bear interest from the date such costs and expenses are incurred at the maximum rate permitted by law.

         11. No delay or failure on the part of Landlord to pursue any right or remedy hereunder or under the Lease shall constitute a waiver of that right or remedy. All remedies of Landlord against Guarantor are cumulative.

         12. The obligations and promises set forth herein shall be joint and several undertakings of each of the persons executing this Guaranty as a Guarantor, and Landlord may proceed hereunder against any one or more of said persons without waiving its right to proceed against any of the others. The use of the singular herein shall include the plural.

         13. Guarantor acknowledges that its undertakings given hereunder are given in consideration of Landlord's entering into the Lease and that Landlord would not consummate the Lease were it not for the execution and delivery of this Guaranty.

         14. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor and Landlord.

         15. Guarantor individually represents and warrants that it has all requisite power and authority to execute, deliver, perform and be legally bound by this Guaranty on the terms and conditions herein stated and transact any other business with Landlord as necessary to fulfill the terms of this Guaranty.

         16. No provision of this Guaranty or Landlord's rights hereunder can be waived or modified nor can Guarantor be released from its obligations hereunder except by a writing executed by Landlord. No such waiver shall be applicable except in the specific instance for which given.

         17. Guarantor hereby waives its right to trial by jury of any cause of action, claim, counterclaim or cross complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant and/or Guarantor or Tenant against Landlord and/or Guarantor, or by Guarantor against Landlord and/or Tenant, on any matter whatsoever arising out of, or in any way connected with, this Guaranty and/or the Lease, the relationship of Landlord, Tenant and Guarantor, Tenant's use and occupancy of the Premises or Common Areas, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

         18. The term "Tenant" will mean both the named tenant and any other person or entity at any time assuming, subleasing or otherwise becoming primarily liable for all or any part of the tenant's obligations. The term "Landlord" will mean both the landlord named herein and any future owner or holder of Landlord's interest in the Premises. Landlord may, without notice, assign this Guaranty in whole or in part without extinguishing or reducing the liability of the Guarantor.

         19. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be given in the manner required for giving notices as set forth in Article 26 of the Lease. For purposes of notice, the addresses of the parties shall be as set forth on the signature page hereof; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving notice to the other party in the manner set forth above.



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


         IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the day and year first above written.


Address of Guarantor:                           GUARANTOR

Titan Corporation                               Titan Corporation,
3033 Science Park Road                          a Delaware corporation
San Diego, CA 92121
Attention:  /s/ Jeff Zuckerman
          ----------------------------------
                                                By:  /s/ L.L. Fowler
Address of Landlord:                               -----------------------------
                                                   Name: L.L. Fowler
                                                        ------------------------
                                                   Title: Corp. V.P.
                                                         -----------------------

TIPAC-I, LP
c/o Meissner & Jacquet Investment Management    By:
Services                                           -----------------------------
3870 Murphy Canyon Road, Suite 300                 Name:________________________
San Diego, CA 92123-4431                           Title:_______________________
Attention: Mr. Kevin Tagle



With copy to:

TIPAC-I, LP
c/o Howard & Howard, Inc.
110 Newport Center Drive, Suite 200
Newport Beach, CA 92660
Attention: Mr. Robert W. Howard








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